The transformation to a holding company structure described in this document involves securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights or any claims you may have arising under U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities other than in connection with the transformation to a holding company structure, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

Internet Disclosure for Notice of Convocation of the 116th Annual General Meeting of Shareholders

(Business Report)
1. Matters regarding the Bank’s share acquisition rights.	2
2. Basic policies regarding roles of persons controlling decisions on financial and business policies.	7
3. Systems for ensuring the appropriateness of business activities.	7
4. Matters regarding specified wholly-owned subsidiaries.	15
5. Matters regarding transactions with the parent company etc.	15
6. Other matters.	15
(Non-consolidated Financial Statements)
Non-consolidated Statements of Changes in Net Assets.	16
Notes to Non-consolidated Financial Statements.	19
(Consolidated Financial Statements)
Consolidated Statements of Changes in Net Assets.	36
Notes to Consolidated Financial Statements.	38

(	April 1, 2021 to	)
March 31, 2022

The Shizuoka Bank, Ltd.

Pursuant to applicable laws and regulations and Article 16 of the Articles of Incorporation, the Bank provides information on the matters listed above to shareholders by posting it on the Bank’s Internet website (https://www.shizuokabank.co.jp/).

1. Matters regarding the Bank’s share acquisition rights

(1) The Bank’s share acquisition rights held by the Bank’s company officers on the last day of the fiscal year

	Outline of the contents of share acquisition rights		No. of persons holding share acquisition rights
Director	(i) Name	The 1st Series Share Acquisition Rights	1
	(ii) Date of allocation of share acquisition rights	July 27, 2007
	(iii) No. of share acquisition rights	130 units
	(iv) Class and number of shares to be acquired	13,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 28, 2007 to July 27, 2032
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.
	(i) Name	The 2nd Series Share Acquisition Rights	1
	(ii) Date of allocation of share acquisition rights	July 18, 2008
	(iii) No. of share acquisition rights	130 units
	(iv) Class and number of shares to be acquired	13,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 19, 2008 to July 18, 2033
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.
	(i) Name	The 3rd Series Share Acquisition Rights	1
	(ii) Date of allocation of share acquisition rights	July 24, 2009
	(iii) No. of share acquisition rights	200 units
	(iv) Class and number of shares to be acquired	20,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 25, 2009 to July 24, 2034
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.

	Outline of the contents of share acquisition rights		No. of persons holding share acquisition rights
Director	(i) Name	The 4th Series Share Acquisition Rights	1
	(ii) Date of allocation of share acquisition rights	July 23, 2010
	(iii) No. of share acquisition rights	270 units
	(iv) Class and number of shares to be acquired	27,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 24, 2010 to July 23, 2035
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.
	(i) Name	The 5th Series Share Acquisition Rights	1
	(ii) Date of allocation of share acquisition rights	July 22, 2011
	(iii) No. of share acquisition rights	270 units
	(iv) Class and number of shares to be acquired	27,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 23, 2011 to July 22, 2036
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.
	(i) Name	The 6th Series Share Acquisition Rights	1
	(ii) Date of allocation of share acquisition rights	July 24, 2012
	(iii) No. of share acquisition rights	300 units
	(iv) Class and number of shares to be acquired	30,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 25, 2012 to July 24, 2037
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.

	Outline of the contents of share acquisition rights		No. of persons holding share acquisition rights
Director	(i) Name	The 7th Series Share Acquisition Rights	2
	(ii) Date of allocation of share acquisition rights	July 23, 2013
	(iii) No. of share acquisition rights	220 units
	(iv) Class and number of shares to be acquired	22,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 24, 2013 to July 23, 2038
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.
	(i) Name	The 8th Series Share Acquisition Rights	4
	(ii) Date of allocation of share acquisition rights	July 22, 2014
	(iii) No. of share acquisition rights	480 units
	(iv) Class and number of shares to be acquired	48,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 23, 2014 to July 22, 2039
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.
	(i) Name	The 9th Series Share Acquisition Rights	4
	(ii) Date of allocation of share acquisition rights	July 21, 2015
	(iii) No. of share acquisition rights	220 units
	(iv) Class and number of shares to be acquired	22,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 22, 2015 to July 21, 2040
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.

	Outline of the contents of share acquisition rights		No. of persons holding share acquisition rights
Director	(i) Name	The 10th Series Share Acquisition Rights	4
	(ii) Date of allocation of share acquisition rights	July 19, 2016
	(iii) No. of share acquisition rights	300 units
	(iv) Class and number of shares to be acquired	30,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 20, 2016 to July 19, 2041
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.
	(i) Name	The 11th Series Share Acquisition Rights	4
	(ii) Date of allocation of share acquisition rights	July 18, 2017
	(iii) No. of share acquisition rights	330 units
	(iv) Class and number of shares to be acquired	33,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 19, 2017 to July 18, 2042
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.
	(i) Name	The 12th Series Share Acquisition Rights	4
	(ii) Date of allocation of share acquisition rights	July 17, 2018
	(iii) No. of share acquisition rights	321 units
	(iv) Class and number of shares to be acquired	32,100 shares of common stock
	(v) Stock acquisition rights exercise period	From July 18, 2018 to July 17, 2043
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.

	Outline of the contents of share acquisition rights		No. of persons holding share acquisition rights
Director	(i) Name	The 13th Series Share Acquisition Rights	4
	(ii) Date of allocation of share acquisition rights	July 16, 2019
	(iii) No. of share acquisition rights	340 units
	(iv) Class and number of shares to be acquired	34,000 shares of common stock
	(v) Stock acquisition rights exercise period	From July 17, 2019 to July 16, 2044
	(vi) Exercise price (per share)	¥1
	(vii) Conditions of exercise of rights	The holder of these share acquisition rights shall be entitled to exercise the rights only during the period from the date following the date on which the holder no longer holds the office of director of the Bank until the date on which 10 days have elapsed since that date.

(2) The bank’s share acquisition rights granted to employees during the fiscal year

Not applicable.

(3) Other important matters regarding share acquisition rights

An outline of the share acquisition rights attached to the Euro USD-denominated convertible bonds with share acquisition rights subject to call due for maturity in 2023 (issued January 25, 2018) is as follows.

Date of resolution for issuance	January 9, 2018
No. of share acquisition rights	3,000 units
Class and number of shares to be acquired	21,620,063 shares of common stock
Conversion price per share	USD13.876
Exercise period	From February 8, 2018 to January 11, 2023
Balance of bonds with share acquisition rights	USD300,000 thousand

2. Basic policies regarding roles of persons controlling decisions on financial and business policies

The Bank has not established the basic policies as referred to in Article 118 of the Ordinance for Enforcement of the Companies Act. However, the Bank manages itself based on the following policies at all times so as to protect itself against any large-scale purchase of its shares intended to control decisions on its financial and business policies.

(1) Increasing shareholder value

The Bank will strive to increase shareholder value through increasing income and through appropriate capital policies, such as dividend policies.

(2) Enhancing corporate governance

The Bank will maintain and enhance systems for appropriate corporate governance by paying attention to the design and operation of the Board of Directors and other management bodies.

(3) Maintaining good relationships with stakeholders

The Bank will strive to improve the recognition and reputation of the Bank in the market through IR activities and other means and will endeavor to maintain appropriate communications and good relationships with its shareholders, customers, employees, and other stakeholders.

3. Systems for ensuring the appropriateness of business activities

Regarding the designing of a system for ensuring compliance of directors’ execution of duties with law and the Articles of Incorporation and other systems for ensuring the appropriateness of business operations by the Bank and those by the company group consisting of the Bank and its subsidiaries (the “Group”) (the “Internal Control Systems”), the Bank has resolved the Basic Policy Regarding the Design of Internal Control Systems at the Board of Directors and works on the design on the Internal Control Systems.

(1) Basic attitude in developing the Internal Control Systems

(a) The Group has long considered compliance with corporate ethics to be a crucial issue in management, and has established a corporate governance system. In order to fulfill its corporate social responsibility, the Group will work on the development of the Internal Control Systems and will endeavor to operate these systems appropriately, through constantly working on the following measures and maintaining and enhancing the corporate governance system and compliance readiness (i.e., compliance with ethical laws and regulations).

(2) Systems for ensuring the compliance of directors’ and employees’ execution of duties with law and the Articles of Incorporation

(Corporate philosophy and Ethical Charter)

(a) The Bank’s corporate philosophy is positioned as a guideline for all activities in the Group. In addition, an Ethical Charter has been established as a basic policy for compliance. All executives and employees of the Group will comply with the corporate philosophy and the Ethical Charter.

(Board of Directors and directors)

(b) The Board of Directors will operate the Bank pursuant to the Board of Directors’ Regulations, make decisions on the execution of business operations, and supervise directors’ execution of their duties. Each director will comply with applicable laws and regulations and the Articles of Incorporation, as well as resolutions of the General Meeting of Shareholders, and will faithfully execute their duties as directors.

(c) The Bank has voluntarily established the Committee of Administrative Supervision for the purpose of separating the supervision and execution of management. The committee will supervise the Bank’s execution division to maintain and enhance corporate governance.

(d) By inviting outside directors, the Bank will strive to reflect external perspectives on management decision making and to enhance the supervisory function of the Board of Directors.

(e) The Bank has established the Internal Audit Division supervised by the Committee of Administrative Supervision. Checks by the Internal Audit Division will ensure the appropriateness and effectiveness of internal control in the Group.

(The Bank’s Audit and Supervisory Board and its members)

(f) The Bank is a company with company auditors. The Bank’s company auditors, i.e., Audit & Supervisor Board members, audit the duties of directors.

(Compliance policy and operating systems for compliance)

(g) The Group will maintain and enhance its compliance readiness by considering compliance a crucial issue in management and basing all risk management activities on compliance. The Group will also strive to break contact with anti-social forces and the like as a priority in terms of compliance.

(h) The Bank’s Board of Directors decides a Compliance Program for each fiscal year. In addition, the Bank’s Compliance Committee supervises specific compliance-related measures and deliberates on important compliance-related matters, and reports the details of these activities to the Board of Directors.

(i) The Bank has established the Basic Risk Management Regulations, which lay down the organizations, roles, procedures, etc. related to compliance and risk management in the Group. The Bank’s department supervising compliance (the “Compliance Management Department”) established pursuant to the same regulations will supervise the maintenance and enhancement of compliance readiness in the Group.

(j) The Bank has established and will appropriately operates an internal reporting system which allows all executives and employees of the Group to report any illegal acts, etc. occurring in the Group to the Compliance Management Department, attorneys’ offices, etc. through any of the prescribed procedures.

(3) Systems for storing and managing information on directors’ execution of duties at the Bank

(a) The Bank’s information assets related to directors’ execution of duties are managed appropriately pursuant to the provisions of applicable laws and regulations and internal regulations.

(4) Regulations and other systems for managing the risk of loss

(Policy for risk management)

(a) The Group regards the enhancement of the risk management systems as one of the crucial issues in management, and will strive to stably increase income while maintaining soundness.

(Operating systems for risk management)

(b) The Board of Directors decides risk management policy in the business plan for each fiscal term. The Committee for Integrated Risk and Budget Management decides measures against risks and reports the details of the decisions to the Board of Directors.

(c) The Bank’s risk management department established pursuant to the Basic Risk Management Regulations (the “Risk Management Department”) will supervise the maintenance and enhancement of the Group’s risk management systems.

(d) The emergency countermeasures guidelines contain, among other things, measures to be taken in the event of occurrence of risks and proactive measures against risks, which will minimize damage and maintain and enhance the business continuity systems.

(5) Systems for ensuring the efficiency of the execution of directors’ duties

(a) The Board of Directors holds regular meetings and also meets whenever necessary. The Bank has also established the Executive Committee and other decision-making bodies to which the Board of Directors delegates authority to make decisions and which deliberate on important matters related to the execution of operations.

(b) The Group has established an executive officer system and has specified in relevant regulations who are authorized to approve, and who are responsible for, the execution of duties based on decisions made by the Board of Directors. This will build appropriate and effective internal management systems and realize the efficient execution of duties.

(6) Systems for reporting matters regarding the execution of duties of the Bank’s subsidiaries’ directors to the Bank and other systems for ensuring the appropriateness of business operations in the Group

(a) The appropriateness of the Group’s operations is ensured by managing operations of the Group companies pursuant to the Group Company Management Regulations and other relevant regulations and by appointing the Bank’s full-time Audit & Supervisory Board members as part-time Audit & Supervisory Board members of Group companies and appointing the Bank’s general managers as Group companies’ part-time directors in charge of what they are in charge of at the Bank.

(b) The Bank receives business performance reports from other Group companies on a quarterly basis and reports their business results to the Board of Directors. The Group Representative Management Liaison Meeting, which consists of representatives of the Bank and other Group companies and holds regular meetings, receives from the Group companies reports of the status of execution of their operations and strives to solve the Group’s business challenges.

(c) The Group company management department conducts planning and coordination related to the management of operations of the Group companies. In addition, as for the Group companies’ operations requiring cross-sectional management, the appropriate and efficient management of these operations is secured by specifying, in the Group Company Management Regulations and other rules, the Bank’s departments which are in charge of Group companies and those which are in charge of those operations, and by requesting necessary reports from Group companies, among other things.

(d) By complying with the arm’s length rule set forth in the Banking Act, the Group will prevent the soundness of bank management from being compromised through acts involving conflicts of interest between the Bank and other Group companies. In addition, the Group companies will develop appropriate compliance readiness and risk management systems by establishing their own basic risk management regulations and other rules and compliance programs through their respective boards of directors according to their respective sizes, business categories, etc., based on the Basic Risk Management Regulations established by the Bank’s Board of Directors.

(e) The Bank will assign persons in charge of risk management, internal audit, etc. to Group companies where necessary, according to the Group companies’ respective sizes, business categories, etc.

(f) The Bank’s Internal Audit Division conducts audits, etc. of Group companies to find out the status of management of their operations pursuant to the Internal Audit Regulations. Systems will be designed in which major findings of internal audits will be reported without delay to the Bank’s representative directors, Board of Directors, and Audit & Supervisory Board members and which will allow appropriate monitoring of, among other things, the status of improvement at audited departments related to findings of internal audits. The Bank will also strive to improve the audit environment of the whole Group so that the Internal Control Systems will be designed appropriately through the execution of audit duties by the Bank’s Audit and Supervisory Board members and other Group companies’ equivalents.

(g) The Bank will establish internal control policies and plans for financial reporting pursuant to the internal control regulations on financial reporting and will ensure the reliability of financial reports in the Group through appropriately applying those policies and plans.

(7) Matters regarding employees assigned to assist the duties of the Bank’s Audit & Supervisory Board members in cases where they request the appointment of such employees, matters regarding the independence of these employees from the Bank’s directors, and matters regarding the ensuring of the effectiveness of instructions to these employees from the Bank’s Audit & Supervisory Board members

(a) The Office of the Audit and Supervisory Board Members has been established as a body to assist the Audit and Supervisory Board members. Personnel necessary to execute its duties is assigned to the office. The independence of the Office of the Audit and Supervisory Board Members from the Board of Directors, the business execution division, and the Internal Audit Division is secured by setting forth the office as a body independent from the execution of operations in the Division of Duties Regulations and by establishing a system in which the above personnel follows instructions and orders exclusively from Audit and Supervisory Board members.

(8) Systems for the Bank’s directors and employees to report to the Bank’s Audit & Supervisory Board members, systems for the Bank’s subsidiaries’ directors, Audit & Supervisory Board Members, and employees or persons who received a report from any of these directors, Audit & Supervisory Board Members or employees to report to the Bank’s Audit & Supervisory Board members, other systems relating to reporting to the Bank’s Audit & Supervisory Board members, and systems for ensuring that persons who made any of the above reports will not receive disadvantageous treatment by reason of making such report

(a) The Bank’s directors and employees will promptly provide a report on the execution of their duties if requested to do so by the Bank’s Audit & Supervisory Board members, will provide a report to the Audit & Supervisory Board members where necessary, and will report without delay any information that has or will have a significant impact on bank management to the Audit & Supervisory Board members.

(b) The Group companies’ directors and employees will promptly provide a report on the execution of their duties if requested to do so by the Bank’s Audit & Supervisory Board members, will provide a report to the Bank’s Audit & Supervisory Board Members where necessary through the Bank’s Group company management department or any other department in charge or otherwise, and will report without delay any information that has or will have a significant impact on their company’s management to the Audit & Supervisory Board members.

(c) Where the Bank’s Audit & Supervisory Board member has received a report from a director or any other person, such member will report it to the Audit & Supervisory Board.

(9) Procedures for advance payment or reimbursement of expenses incurred in the execution of the Bank’s Audit & Supervisory Board’s duties, and other matters regarding policies on the disposal of expenses or debts incurred in the execution of those duties

(a) If the Bank is requested by an Audit & Supervisory Board member to make an advance payment or the like of expenses under Article 388 of the Companies Act, the Bank will promptly dispose of the expenses or debts unless the Bank finds that the expenses or debts for which the request is made are not necessary for the execution of such member’s duties.

(b) In order to pay expenses, etc. incurred in the execution of the Audit & Supervisory Board members’ duties, the Bank will, during semi-annual budgeting, secure a budget necessary for the execution of the Audit & Supervisory Board members’ duties according to a request from the Office of the Audit & Supervisory Board Members.

(10) Other systems for ensuring effective audits by the Bank’s Audit & Supervisory Board members

(a) Based on the auditing standards for Audit & Supervisory Board members established by the Audit & Supervisory Board, the Bank will create an audit environment where audits by the Audit & Supervisory Board members are conducted in an appropriate, smooth, and effective manner.

(b) In order to ensure the neutrality and independence of the audit system, the Bank will respect the Audit & Supervisory Board members’ opinions and will strive to further enhance the audit function.

(c) The Audit & Supervisory Board members and the Audit & Supervisory Board will ensure the effectiveness of audits by the Audit & Supervisory Board members by regularly providing a forum for exchanging information with the Accounting Auditor, the Internal Audit Division, the Compliance Management Department, the Risk Management Department, etc.

<Overview of the status of operation of the Internal Control Systems>

Regarding the improvement of the Internal Control Systems pursuant to the above basic policies, the Bank strives to improve and appropriately operate the Internal Control Systems by regularly checking them at the departments in charge of relevant operations and reporting the results thereof to the Board of Directors.

An overview of the status of operation of the Internal Control Systems pursuant to the basic policies for the current (the 116th) fiscal year is as follows.

(1) Compliance readiness

(Board of Directors and directors)

(a) The Board of Directors has operated the Internal Control Systems appropriately pursuant to the Board of Directors Regulations and held eleven regular meetings and one extraordinary meeting.

(b) The Committee of Administrative Supervision, the Nomination & Remuneration Committee, and the Advisory Board, whose members include the four outside directors, each held four meetings. In addition, with due respect for the purpose and spirit of the Corporate Governance Code, five discussion meetings for independent officers were held to provide a forum for free exchange of opinions between outside directors and outside Audit & Supervisory Board members who have been registered as independent officers with Tokyo Stock Exchange Inc. Furthermore, one discussion meeting was held between the independent officers and the representative directors.

(Compliance policy and operating systems for compliance)

(c) The Board of Directors decided a Compliance Program for each fiscal year and received a report on the progress and status of achievement of the program on a quarterly basis.

(d) The Compliance Committee deliberated on, among other things, the occurrence of compliance violations and breaking contact with anti-social forces, and provided monthly reports to the Board of Directors.

(e) The Compliance and Risk Management Department, which is the Compliance Management Department, has worked on the prevention of violations and the maintenance and enhancement of the compliance system by monitoring through integrated management of compliance-related information. Compliance Officers and officers responsible for the management of risk-bearing products have been assigned to the Compliance and Risk Management Department and have provided guidance to the Bank’s branch offices and have conducted monitoring, through on-site checks.

(f) The Compliance Policy has been established in implementing the Ethical Charter, so that the Group’s officers and employees will work on their routine tasks by keeping compliance in mind as something more familiar. Portable Compliance Policy Cards have been distributed to the Group’s officers and employees so that they can be read through by these officers and employees whenever appropriate.

(g) On a semi-annual basis, the Compliance and Risk Management Department has summarized and reported to the Compliance Committee the usage of the Opinion Box, which is an internal reporting system of the Group, and the status of response to opinions received through the Opinion Box.

(2) Risk management systems

(a) The Board of Directors has decided risk management policy in the Group business plan for the fiscal term, and has received quarterly reports on the occurrence of risks and the status of risk management.

(b) The Committee for Integrated Risk and Budget Management has decided measures against risks that occurred and has provided monthly reports to the Board of Directors.

(c) The Compliance and Risk Management Department as the Risk Management Department has made comprehensive decisions on issues in managing various risks and has improved or sophisticated the risk management systems where necessary.

(d) The measures to be taken in the event of occurrence of risks, proactive measures against risks, and other matters specified in the emergency countermeasures guidelines have been reviewed continuously according to changes in the internal and external environments, such as earthquakes, volcanic eruptions, infectious disease, terrorism, and cyberattacks. Efforts have been made to ensure the effectiveness of the business continuity systems through various training drills.

(3) Systems for ensuring the efficiency of the execution of directors’ duties

(a) Meetings were held of the Executive Committee (28 meetings), the Committee for Integrated Risk and Budget Management (12 meetings), and the Compliance Committee (12 meetings), which are decision-making bodies to which the Board of Directors delegates authority to make decisions. The details of deliberation at these meetings were reported to the Board of Directors in the form of business execution report.

(4) Systems for ensuring the appropriateness of the Group’s business activities

(a) The Group Representative Management Liaison Meeting, which consists of representatives of the Bank and other Group companies, has held eight regular meetings, and has striven to solve the Group’s business challenges.

(b) The Corporate Planning Department, which is the Group company management department, has received business performance reports from other Group companies on a quarterly basis and has regularly reported their business results to the Board of Directors.

(c) The Group companies have conducted such discussions and provided such reports as are necessary for the bank-related departments pursuant to the Group Company Management Regulations, etc.

(d) The Compliance and Risk Management Department has summarized and reported to the Compliance Committee the status of compliance with the arm’s length rule on a semi-annual basis.

(5) Internal audit system

(a) The Audit Department, which is the Internal Audit Division, has established, and obtained the Board of Directors’ approval of, a medium-term internal audit plan and the internal audit plan for each fiscal year and has conducted internal audits of the headquarters, Group companies, branch offices, etc.

(b) The audit results have been reported to the directors and the Audit & Supervisory Board members in the form of audit report and have also been reported to the Board of Directors on a quarterly basis in the form of internal audit results-related report.

(c) The Internal Audit Results Discussion Committee has held monthly meetings for the purpose of reviewing internal audit results, making proposals for guidance to remedy problems found during internal audits, and following up remedial measures and the status and timing of remediation at relevant departments.

(d) The Audit Department has conducted internal audits of Group companies pursuant to the Internal Audit Regulations and the Group Company Management Regulations, and has conducted internal audits of four companies.

(6) Ensuring effective audits by the Audit & Supervisory Board members

(a) Full-time staff members have been assigned to the Office of the Audit and Supervisory Board Members to secure appropriate personnel.

(b) At the Bank, the full-time Audit & Supervisory Board members have received various reports from the departments in charge of the relevant operations by attending meetings of the Executive Committee and other important meetings.

(c) The Internal Audit Division, the Compliance Management Department, and the Risk Management Department have reported the status of internal audit, compliance, and risk management by providing a forum for exchanging opinions with the Audit & Supervisory Board members on a regular basis.

(d) The Bank’s full-time Audit & Supervisory Board members have been appointed as part-time Audit & Supervisory Board members of Group companies and have received reports on matters regarding the execution of Group companies’ operations by attending meetings of the Board of Directors, etc. of Group companies.

(e) The Corporate Planning Department as the Group company management department has checked the status of reporting to the Bank’s full-time Audit & Supervisory Board members through checking minutes of meetings of the Group companies’ Boards of Directors.

4. Matters regarding specified wholly-owned subsidiaries

Not applicable.

5. Matters regarding transactions with the parent company etc.

Not applicable.

6. Other matters

Not applicable.

Non-consolidated Statement of Changes in Net Assets for the 116th Fiscal Year (April 1, 2021 to March 31, 2022)

(Millions of Yen)

	Shareholders’ Equity
	Capital Stock	Capital Surplus		Retained Earnings
		Legal Capital Surplus	Total Capital Surplus	Legal Retained Earnings
Balance at the beginning of current period	90,845	54,884	54,884	90,845
Cumulative effects of changes in accounting policies
Restated balance	90,845	54,884	54,884	90,845
Changes of items during the period
Dividends of surplus
Provision of reserve for advanced depreciation of noncurrent assets
Reversal of reserve for advanced depreciation of noncurrent assets
Reversal of reserve for special depreciation
Provision of special reserve
Profit
Purchase of treasury stock
Disposal of treasury stock
Net changes in items other than shareholders’ equity
Total changes of items during the period	―	―	―	―
Balance at the end of current period	90,845	54,884	54,884	90,845

	Shareholders’ Equity
	Retained Earnings					Treasury Stock	Total Shareholders’ Equity
	Other Retained Earnings				Total Retained Earnings
	Reserve for Advanced Depreciation of Noncurrent Assets	Reserve for Special Depreciation	Special Reserve	Retained Earnings Brought Forward
Balance at the beginning of current period	3,105	6	523,700	55,466	673,124	△20,371	798,482
Cumulative effects of changes in accounting policies				△610	△610		△610
Restated balance	3,105	6	523,700	54,856	672,513	△20,371	797,872
Changes of items during the period
Dividends of surplus				△15,088	△15,088		△15,088
Provision of reserve for advanced depreciation of noncurrent assets	6			△6	―		―
Reversal of reserve for advanced depreciation of noncurrent assets	△94			94	―		―
Reversal of reserve for special depreciation		△6		6	―		―
Provision of special reserve			5,000	△5,000	―		―
Profit				36,120	36,120		36,120
Purchase of treasury stock						△8,759	△8,759
Disposal of treasury stock				△6	△6	100	94
Net changes in items other than shareholders’ equity
Total changes of items during the period	△87	△6	5,000	16,120	21,025	△8,658	12,366
Balance at the end of current period	3,017	―	528,700	70,976	693,539	△29,030	810,238

	Valuation and Translation Adjustments			Share Acquisition Rights	Total Net Assets
	Valuation Difference on Available-for-Sale Securities	Deferred Gains or Losses on Hedges	Total Valuation and Translation Adjustments
Balance at the beginning of current period	230,470	△141	230,329	330	1,029,142
Cumulative effects of changes in accounting policies					△610
Restated balance	230,470	△141	230,329	330	1,028,532
Changes of items during the period
Dividends of surplus					△15,088
Provision of reserve for advanced depreciation of noncurrent assets					―
Reversal of reserve for advanced depreciation of noncurrent assets					―
Reversal of reserve for special depreciation					―
Provision of special reserve					―
Profit					36,120
Purchase of treasury stock					△8,759
Disposal of treasury stock					94
Net changes in items other than shareholders’ equity	△36,104	330	△35,773	△12	△35,786
Total changes of items during the period	△36,104	330	△35,773	△12	△23,419
Balance at the end of current period	194,366	189	194,555	318	1,005,112

Notes to Non-consolidated Financial Statements

Amounts less than one million yen have been rounded down.

Significant Accounting Policies

1. Transactions for trading purposes

“Transactions for trading purposes” (the purpose of seeking to capture gains arising from short-term fluctuations in interest rates, currency exchange rates or market prices of securities, and other market-related indices or from gaps among markets) are recorded on a trade-date basis in “Trading assets” and “Trading liabilities” on the non-consolidated balance sheets. Profits and losses on transactions for trading purposes are recorded in “Trading income” and “Trading expenses,” respectively, in the non-consolidated statements of income.

Trading securities and monetary claims purchased for trading purposes recorded in these accounts are stated at market value at the end of fiscal year, and trading-related financial derivatives are stated at the amounts that would be settled if they were terminated at the end of the fiscal year.

Trading income and trading expenses include the interest received and interest paid, etc. during the fiscal year, the gains or losses resulting from changes in the value of securities, monetary claims and the like between the end of the previous fiscal year and the end of the current fiscal year and the gains or losses resulting from changes in the value of financial derivatives between the end of the previous fiscal year and the end of the current fiscal year, assuming they were terminated and settled at the end of the fiscal year.

For financial derivatives, the market values are calculated on the basis of net assets or liabilities after offsetting financial assets and liabilities associated with specific credit risk.

2. Securities

(1) Held-to-maturity debt securities, which are expected to be held to maturity with the positive intent and ability to hold to maturity, are stated at amortized cost computed using the moving average method (straight-line method). Stocks of subsidiaries and subsidiary corporations, etc. and those of affiliated corporations, etc. are valued at cost using the moving average method. Available-for-sale securities, which are not classified as either trading account securities or held-to-maturity debt securities, are stated at fair value, in which cost of securities sold is calculated primarily by the moving average method. Stocks and the like without market prices are stated at cost as determined by the moving average method.

The valuation difference on available-for-sale securities is booked directly to net assets.

(2) Securities constituting trust assets in money held in trust are valued by the same method as described in 2 (1) above.

3. Derivative transactions

Derivative transactions (excluding transactions for trading purposes) are valued at market value.

The market values are calculated on the basis of net assets or liabilities after offsetting financial assets and liabilities associated with specific credit risk.

4. Method of depreciation of fixed assets

(1) Tangible fixed assets (excluding lease assets)

Depreciation of tangible fixed assets is computed mainly using the declining-balance method, except that depreciation of structures acquired on and after April 1, 2016 is computed mainly using the straight-line method. The useful lives for tangible fixed assets are as follows:

Buildings:	3 to 50 years
Equipment:	2 to 20 years

(2) Intangible fixed assets (excluding lease assets)

Amortization of intangible fixed assets is computed using the straight-line method. Internal-use software development costs are amortized using the straight-line method over the estimated useful life at the Bank (five years).

(3) Lease assets

Lease assets among tangible fixed assets involved in finance lease transactions, in which ownership of the lease property is not deemed to be transferred to the lessee, are depreciated using the straight-line method in which the lease term is used as the useful life. The residual value is zero or the guaranteed value if specified in the lease contracts.

5. Translation of foreign currencies

Assets and liabilities which are payable or receivable in foreign currencies and accounts of overseas branches are translated into Japanese yen primarily at the exchange rates prevailing at the non-consolidated balance sheet date, except for the stocks of subsidiaries whose value is translated into Japanese yen at the exchange rates in prevailing at the time of acquisition.

6. Allowance for losses

(1) Allowance for loan losses

Allowance for loan losses is provided according to the internally prescribed standards for amortization and allowance and the following categories of borrowers:

Legal bankruptcy:

Borrowers who are legally or formally bankrupt, such as bankruptcy or special liquidation.

Virtual bankruptcy:

Borrowers virtually in the same situation as legal bankruptcy.

Caution:

Borrowers who must be managed with caution due to problems with lending conditions or repayment performance and due to sluggish or unstable business conditions.

Management required:

Borrowers in the “caution” category all or part of whose loans require management (i.e., restructured loans and loans past due for three months or more).

Normal:

Borrowers who are recognized as having good business conditions and no particular financial problems.

(i) For loans to borrowers classified as legal bankruptcy or virtual bankruptcy, the Bank fully provides the amount of loans net of estimated amounts collectible from collateral and guarantees.

(ii) For borrowers with certain loan amounts classified as virtual bankruptcy, if cash flows from collection of principals and interests can be reasonably estimated, the Bank provides the difference between the present value of these cash flows discounted at the initial contractual rates and the book values of loans (the DCF method). For other loans, a general allowance is provided in the amount calculated by applying (a) the expected loss ratio, which is calculated by determining the loss ratio based on the average value of the actual loan loss ratio over a certain period in the past and by adjusting the loss ratio considering future projections, to (b) the amount of loans net of estimated amounts collectible from collateral and guarantees.

(iii) For borrowers with certain loan amounts classified as caution or management required, the Bank provides an allowance for loan losses using the DCF method if cash flows from collection of principals and interests can be reasonably estimated.

(iv) For loans to borrowers classified as normal, caution and management required, an allowance is provided based on the expected loss ratio, which is calculated by determining the loss ratio based on the average value of the actual loan loss ratio over a certain period in the past and by adjusting the loss ratio considering future projections.

Notes: 1. Grouping in calculating loss ratio

In calculating loss ratio, borrowers are divided into consumer loan borrowers and business-lending borrowers. Business-lending borrowers are classified into two categories of normal (upper normal and lower normal), three categories of caution (upper caution, lower caution, and management required), and one category of legal bankruptcy, for a total of seven categories.

2.	A certain period of time in which the expected loss amount is expected in the future

Allowance for loan losses is recorded based on anticipation of the expected loss ratio for the period corresponding to the average remaining period of receivables (the average remaining period is seven years for consumer loan borrowers, among business loan borrowers of (iv) above, about three to five years for “normal,” about three years for “caution,” and about four years for “management required” and “possible bankruptcy” of (ii) above).

3.       Revision of expected loss ratio due to future prospects, etc.

In the current non-consolidated fiscal year, the expected loss ratio has been revised for “management required,” but the impact on allowance for loan losses is minor.

Pursuant to the internal rules for self-assessment of assets, all loans have been assessed by the relevant business departments, and the results of the assessment have been reviewed by the asset audit department, which is independent of the relevant business departments.

(2) Allowance for investment losses

The allowance for investment losses is provided at the amount deemed necessary to cover future possible losses on investments by taking into consideration the financial status of the investments and other factors.

(3) Provision for retirement plans

The provision for retirement plan is provided at the amount necessary to cover retirement benefits to employees, based on the expected amounts of retirement benefit obligations and pension assets at the end of the current fiscal year. In calculating pension benefit obligations, expected benefit payments are attributed to the periods up to the end of the current fiscal year on a benefit formula basis. Actuarial gains and losses are treated as follows:

Actuarial gains and losses:

Actuarial gains and losses are treated as gains and losses, respectively, in the fiscal year following the fiscal year in which they arise, in an amount proportionally divided using the straight-line method over a fixed number of years (10 years) that is within the average number of years of remaining service of employees at the time the differences emerge each fiscal year.

(4) Provision for retirement benefits to directors

The provision for retirement benefits to directors is provided for the payments that have occurred up to the end of the fiscal year to pay for retirement benefits to directors.

(5) Provision for losses from reimbursement of inactive accounts

The provision for losses from reimbursement of inactive accounts, which are derecognized as liabilities under certain conditions, is provided at the amount deemed necessary to cover estimated possible losses on future claims of withdrawal based on historical reimbursement experience.

(6) Provision for contingent losses

The provision for contingent losses is provided for the estimated future payments of contributions to credit guarantee corporations pursuant to the internally prescribed standards for amortization and allowance.

(7) Provision for point program

The provision for the point program is provided at the amount deemed necessary to cover the reasonably estimated future usage of points given to credit card customers.

7. Hedge accounting

(1) Hedge against interest rate risk

Transactions to hedge against interest rate risk associated with the financial assets and liabilities are accounted for using deferral hedge accounting as stipulated in the Japanese Institute of Certified Public Accountants (JICPA) Industry Committee Practical Guideline No. 24, March 17, 2022, “Accounting and Auditing Treatments on the Application of Accounting Standards for Financial Instruments in the Banking Industry.” Regarding the effectiveness of a hedging relationship under fair value hedging, a portfolio of hedged items, such as deposits or loans with common maturities, is matched with a group of hedging instruments, such as interest rate swaps, which offset the effect of fair value fluctuations of the hedged items by identified maturities and are designated as a hedge of the portfolio. The effectiveness of the fair value hedge is assessed by each group. Also, the effectiveness of a cash flow hedge is assessed on the basis of the correlation between the base interest rate index of the hedged cash flow and that of the hedging instrument.

In case of certain assets and liabilities, special hedging treatment is applied for interest rate swaps.

(2) Hedge against foreign exchange fluctuation risk

Deferral hedge accounting is applied to hedges against foreign exchange fluctuation risks associated with foreign currency-denominated monetary assets and liabilities, stipulated in the JICPA Industry Committee Practical Guideline No. 25, October 8, 2020, “Accounting and Auditing Treatments of Accounting Treatments on Foreign Currency Transactions in the Banking Industry.” The effectiveness of currency swap transactions, exchange swap transactions, and similar transactions hedging foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is assessed by comparison of the foreign currency position of the hedged monetary assets and liabilities and that of the hedging instruments.

In order to hedge the foreign exchange risk of foreign currency-denominated available-for-sale securities (except bonds), the Bank applies the “general method,” using market value hedges subject to certain conditions, namely the designation in advance of foreign currency-denominated securities to be hedged, and the existence in foreign currency of a spot-forward liability in excess of the acquisition cost of the relevant foreign currency-denominated securities.

Changes in Accounting Policies

(Application of accounting standards for revenue recognition)

The “Accounting Standards for Revenue Recognition” (ASBJ Statement No. 29, March 31, 2020; the “ASRR”) and related rules have been applied since the beginning of the current fiscal year. Pursuant to the ASRR, the Bank has recognized revenue at the time of transfer of control over promised goods or services to the customer in the amount expected to be received by the Bank in exchange for those goods or services.

As a result, the point in time at which certain fees and commissions are recognized as revenue has been changed from the time of receipt to the time of provision of goods or services.

Pursuant to the transitional treatment set forth in the proviso of Paragraph 84 of the ASRR, the ASRR and related rules have been applied starting from the balance at the beginning of the current fiscal year, by reflecting, in retained earnings at the beginning of the current fiscal year, the cumulative impact of applying these new accounting policies retrospectively from the beginning of the current fiscal year. However, using the method set forth in Paragraph 86 of the ASRR, these new accounting policies have not been applied retrospectively to contracts for which substantially all of the revenue was recognized in accordance with the treatment that had prevailed before the beginning of the current fiscal year. In addition, using the method set forth in item (1) of the second sentence of Paragraph 86 of the ASRR, all changes in contracts that occurred before the beginning of the current fiscal year have undergone accounting treatment based on the contractual conditions after reflecting all changes in the contracts, and the cumulative impact of these changes has been reflected in retained earnings at the beginning of the current fiscal year.

The results indicate that the impact of the changes described above is minor for the current fiscal year.

(Application of accounting standards for fair value measurement)

The “Accounting Standards for Fair Value Measurement” (ASBJ Statement No. 30, July 4, 2019; the “ASFVM”) and related rules have been applied since the beginning of the current fiscal year. Pursuant to Paragraph 8 of the ASFVM, the fair value adjustment method used to determine the fair value in derivative transactions has been revised to maximize the use of observable inputs estimated from derivatives and others traded in the market. This revision was made as a result of the application of the ASFVM and related rules. Pursuant to the transitional treatment set forth in the second sentence of Paragraph 20 of the ASFVM, the Bank has reflected, in retained earnings at the beginning of the current fiscal year, the cumulative impact of applying these new accounting policies retrospectively from the beginning of the current fiscal year.

As a result, retained earnings decreased by ¥531 million, trading assets by ¥28 million, other assets by ¥730 million, trading liabilities by ¥1 million, other liabilities by ¥0 million, deferred tax liabilities by ¥226 million, and net assets per share by 92 sen, each at the beginning of the current fiscal year.

Significant AccountING EstimateS

1. Recording of allowance for loan losses

(1) Amounts recorded in the financial statements for the current fiscal year

Allowance for loan losses	¥47,481 million

(2) Other information that helps users of financial statements to understand the details of significant accounting estimates of identified items

(i) Calculation method

The calculation method of allowance for loan losses is listed in “6. Allowance for losses” of “SIGNIFICANT ACCOUNTING POLICIES.”

(ii) Main assumptions

a) There are concerns over the impact of the economic slowdown caused by the spread of COVID-19 on the repayment ability of borrowers. However, an allowance for loan losses has been calculated on the assumption that the national and local governments’ economic measures and financial institutions’ support will prevent any significant impact on the categories or other aspects of borrowers. There have been no significant changes in the assumptions about the impact of COVID-19 from those described under the heading “SIGNIFICANT ACCOUNTING ESTIMATES” in the non-consolidated financial statements for the previous fiscal year.

b) Assumptions have been made on future forecasts, such as sales forecasts, cost reduction estimates, and expected debt repayments, in the business plan used to determine borrowers’ categories and to estimate future cash flows using the cash flow estimate method. The future forecasts in the business plan, such as sales forecasts, cost reduction estimates, and expected debt repayments have been determined based on the impact of COVID-19 and on the market growth potential and price trends in the industries to which borrowers belong.

(iii) Impact on the financial statements for the next fiscal year

If the original assumptions for estimates change because of changes in the management environment for borrowers, including the situation of COVID-19, the allowance for loan losses may fluctuate due to changes in borrowers’ categories, cash flow estimates or expected loss ratio, with potential significant impact on the financial statements for the next fiscal year.

Notes

(Non-consolidated Balance Sheets)

1. Total stocks and investments in subsidiaries and associated companies	¥60,318 million

2. Claims under the Banking Act and the Act on Emergency Measures for the Revitalization of the Financial Functions are as follows. Claims include: (i) claims recorded in the following accounts on the non-consolidated balance sheets: bonds (but only if the Bank guarantees all or part of the redemption of their principal and the payment of interest and if they were issued by private placement (Article 2, Paragraph (3) of the Financial Instruments and Exchange Act)) in “Securities,” “Loans and bills discounted,” “Foreign exchanges,” accrued interest and suspense payments in “Other assets,” and “Customers’ liabilities for acceptance and guarantees”; and (ii) if the Bank has granted loans of securities that are presented in notes, those securities (but only those that are on loan under a loan-for-use agreement or lease agreement).

(Millions of Yen)
Claims provable in rehabilitation from bankruptcy and equivalents	15,408
Doubtful claims	68,885
Loans past due for three months or more	353
Restructured loans	13,777
Total	98,424

“Claims provable in rehabilitation from bankruptcy and equivalents” include: claims against borrowers whose business has failed due to such grounds as those for filing a petition for commencement of bankruptcy, reorganization or rehabilitation proceedings; and claims similar to those described above.

“Doubtful claims” include claims (i) which are against borrowers whose business has not failed but whose financial condition and business performance have deteriorated, and (ii) whose principal and interest are unlikely to be collectible as per the contracts, and (iii) which do not fall under claims provable in rehabilitation from bankruptcy and equivalents.

“Loans past due for three months or more” include loans for which payments of principal or interest are delinquent by three months or more, as calculated from the day following the contracted payment date, but do not include claims provable in rehabilitation from bankruptcy and equivalents or doubtful claims.

Restructured loans include loans for which certain arrangements have been made in favor of the borrower, such as reducing or eliminating interest payments, deferring principal repayments or writing off a portion of the loan, with the goal of assisting in the reconstruction of, or providing support to, the borrower’s business, but do not include claims provable in rehabilitation from bankruptcy and equivalents, doubtful claims or loans past due for three months or more.

The amounts of loans given above are amounts before deduction of allowance for loan losses.

(Changes in the Presentation Method)

In response to the Cabinet Order Partially Amending the Regulation for Enforcement of the Banking Act (Cabinet Order No. 3 of January 24, 2020) coming into effect on March 31, 2022, the classification and other details of “risk management loans” under the Banking Act are now presented in accordance with the classification and other details of non-performing loans under the Act on Emergency Measures for the Revitalization of the Financial Functions.

3. In accordance with the JICPA Industry Committee Practical Guidelines No. 24, bills discounted are treated as financial transactions. The Bank has the rights to sell, pledge or re-pledge these commercial bills and foreign exchange bills without restrictions. The face values of these bills are ¥18,439 million.

4. Assets pledged as collateral are as follows:

(Millions of Yen)
Assets pledged as collateral:
Trading assets	2,999
Securities	1,104,080
Loans and bills discounted	817,620
Other assets	96,766
Relevant liabilities to above assets:
Deposits	45,865
Payables under repurchase agreements	296,764
Payables under securities lending transactions	72,701
Borrowed money	1,325,129

In addition to the above, the Bank has provided ¥19,821 million in securities, ¥5,750 million in other assets, and ¥244 million in due from banks as collateral for foreign exchange settlements and certain other transactions and as security for futures transactions, respectively.

Other assets include guarantee deposits and cash collateral paid to central counterparty in the amounts of ¥1,872 million and ¥60,800 million, respectively.

5. Overdraft agreements and agreements for loan commitments are agreements under which the Bank pledges to lend funds up to a certain limit when applications for advances of loans are received from customers, provided there are no violations of the terms written in the agreements. The balances of loans undisbursed under these agreements are ¥1,872,905 million. Of these loans, those due within one year are ¥1,746,941 million.

Many of these agreements terminate without loans being disbursed, and thus the balance of loans as yet undisbursed will not necessarily affect the future cash flow of the Bank. The Bank can refuse to advance loans and reject applications that have been received or can reduce the maximum amounts under the agreements for reasonable reasons, such as changes in the financial situation and preservation of credit. In addition, at the time the agreements are entered into, borrowers may, when necessary, be required to provide collateral, such as real estate or securities, and after the agreements have been signed, the state of the borrower’s business and other factors may be assessed regularly in accordance with prescribed in-house procedures. Moreover, agreements can be revised, if necessary, and steps, such as the formulation of measures to preserve credit, may be taken.

6. Accumulated depreciation of tangible fixed assets	¥111,363 million
7. Advanced depreciation of tangible fixed assets	¥9,025 million

8. The amount of the Bank’s liabilities for guarantees on corporate bonds included in securities, which were issued by private placement (Article 2, Paragraph (3) of the Financial Instruments and Exchange Act) is ¥30,088 million.

9. The principal amount of trusts with principal-guaranteed features is ¥198 million in money trusts.

10. Total monetary claims receivable from subsidiaries and associated companies	¥78,832 million
11. Total monetary liabilities payable to subsidiaries and associated companies	¥94,633 million

(Non-consolidated Statements of Income)

1. Income from transactions with subsidiaries and associated companies (Millions of Yen)

Total income from fund management transactions	2,762
Total fees and commissions	1,004
Total trading income	397
Total other ordinary income and other income from current transactions	163

Expenses for transactions with subsidiaries and associated companies (Millions of Yen)

Total expenses for financing transactions	101
Total fees and commissions payments	1,005
Total other ordinary expenses and other expenses for current transactions	6,137

Other transactions with subsidiaries and associated companies (Millions of Yen)

Purchases of assets	10,416

2. For the current fiscal year, impairment losses have been recorded for four sales branch areas and one idle asset in Shizuoka Prefecture.

In calculating impairment losses, sales branches are in principle recognized in units of sales branch area (with the prefecture being divided into certain geographical areas based on the complementarity of cash flow), while idle assets and assets held for sale are recognized individually.

For the asset group for which an impairment loss has been recorded, there is no longer a prospect of recovering the investment due to a decrease in operating cash flow, falling land prices, or decisions to integrate branches, among other things. Therefore, its carrying amount has been reduced to the recoverable amount, and the amount of the reduction (¥634 million, including ¥409 million in land, ¥80 million in building, and ¥145 million in other tangible fixed assets) has been recognized as an impairment loss and included in extraordinary losses.

The recoverable amount is the higher of the net selling price or the value in use. If the net selling price is used, it is calculated by deducting the estimated disposal cost from the evaluation based on the real estate appraisal standards and other rules. If the value in use is used, it is calculated by discounting future cash flows at the rate of 3.0%.

3. Related-party transactions

(1) Subsidiaries and subsidiary corporations, etc. and affiliated corporations, etc.	(Millions of Yen)
Category	Company Name	Voting Rights Ownership Ratio	Relationship with Related Party	Description of Transactions	Amount of Transaction	Account Item	Balance at End of Year
Subsidiary	Shizugin Credit Guaranty Co., Ltd.	The Bank directly owns 100.00%	Guaranteeing the Bank’s loans, etc. Concurrent appointment of the Bank’s officers	Guaranteeing the Bank’s loans, etc.	2,344,288	―	―
				Collecting the Bank’s loans, etc. by fulfilling guarantees	981	―	―

Business conditions and policy on deciding business conditions

Shizugin Credit Guaranty Co., Ltd. has provided guarantees for the Bank’s loans. Guarantee fees have been paid by loan debtors directly to the company as well as by the Bank in the amount of ¥3,075 million after receipt by the Bank as part of loan interest.

Guarantee conditions are determined for each product by taking into account the credit risk, etc. associated with the guaranteed loans.

(2) Officers, major individual shareholders, etc.	(Millions of Yen)
Category	Name or Company Name	Voting Rights Ownership Ratio	Relationship with Related Party	Description of Transactions	Amount of Transaction	Account Item	Balance at End of Year
Close relative of a director of Shizuoka Bank	Makizo Iio	―	―	Loans	(average balance) 13	Loans and bills discounted	―
Close relative of a director of Shizuoka Bank	Kiyokawa Building Eiichiro Kiyokawa	0.00% of the Bank’s voting rights are held directly	―	Loans	(average balance) 163	Loans and bills discounted	162
Company in which majority voting rights are held by director or close relative of a director of Shizuoka Bank	Park View Asset Co., Ltd.	―	―	Loans	(average balance) 501	Loans and bills discounted	498
Company in which majority voting rights are held by director or close relative of a director of Shizuoka Bank	Kiyokawa Corporation	―	―	Loans	(average balance) 208	Loans and bills discounted	206
Company in which majority voting rights are held by director or close relative of a director of Shizuoka Bank	Kiyokawa Real Estate Co., Ltd.	0.00% of the Bank’s voting rights are held directly	―	Loans	(average balance) 1,240	Loans and bills discounted	1,170

Business conditions and policy on deciding business conditions

-	Related-party transactions stated above are subject to conditions equivalent to those for transactions with general customers.

-	The balance at the end of the year is not reported for Mr. Makizo Iio due to his passing away during the fiscal year.

-	As for Park View Asset Co., Ltd., the relevant officer left office on June 18, 2021, due to which the balance at the end of the month of his departure is reported instead of the balance at the end of the year.

(Non-consolidated Statements of Changes in Net Assets)

Classes and number of treasury stock

(Thousands of Shares)

	Number of Shares at Beginning of Current Fiscal Year	Number of Shares Increased in Current Fiscal Year	Number of Shares Decreased in Current Fiscal Year	Number of Shares at End of Current Fiscal Year	Description
Treasury stock
Common stock	21,086	10,000	106	30,980	(Note) 1 & 2
Total	21,086	10,000	106	30,980

Notes:	1.	The 10,000 thousand shares increase in treasury stock is due to acquisition of treasury shares, among other causes.

2.	The 106 thousand shares decrease in treasury stock includes, among others, 90 thousand shares disposed of as restricted share-based compensation and 15 thousand shares for which stock options were exercised.

(Securities)

Securities include “Japanese government bonds,” “Local government bonds,” “Corporate bonds,” “Corporate stocks,” and “Other securities” as listed on the balance sheet, as well as “Trading securities” and “Other trading assets.”

1. Trading securities (as of March 31, 2022)

Valuation Difference Included in Profit and Loss for Current Fiscal Year (Millions of Yen)
Trading securities	△4

2. Held-to-maturity debt securities (as of March 31, 2022)

	Type	Carrying Value (Millions of Yen)	Fair Value (Millions of Yen)	Difference (Millions of Yen)
Securities whose fair value exceeds carrying value	Corporate bonds	―	―	―
	Subtotal	―	―	―
Securities whose fair value does not exceed carrying value	Corporate bonds	68,904	68,861	△42
	Subtotal	68,904	68,861	△42
Total		68,904	68,861	△42

3. Stocks of subsidiaries and subsidiary corporations, etc. and stocks of affiliated corporations, etc. (as of March 31, 2022)

	Carrying Value (Millions of Yen)	Fair Value (Millions of Yen)	Difference (Millions of Yen)
Stocks of subsidiaries and subsidiary corporations, etc.	―	―	―
Stocks of affiliated corporations, etc.	13,433	35,090	21,656
Total	13,433	35,090	21,656

Note: Carrying value of stocks and the like without market prices on the non-consolidated balance sheets that are not included in the above table

Carrying Value (Millions of Yen)
Stocks of subsidiaries and subsidiary corporations, etc.	46,173
Stocks of affiliated corporations, etc.	711

4. Available-for-sale securities (as of March 31, 2022)

	Type	Carrying Value (Millions of Yen)	Acquisition Cost (Millions of Yen)	Difference (Millions of Yen)
Available-for-sale securities whose carrying value exceeds acquisition cost	Stocks	383,849	95,275	288,573
	Bonds	275,984	275,087	896
	Japanese government bonds	159,965	159,886	78
	Local government bonds	40,573	40,462	110
	Corporate bonds	75,445	74,739	706
	Others	143,243	129,067	14,176
	Foreign bonds	21,498	21,439	59
	Subtotal	803,076	499,431	303,645
Available-for-sale securities whose carrying value does not exceed acquisition cost	Stocks	2,133	2,667	△534
	Bonds	877,236	884,749	△7,512
	Japanese government bonds	440,414	444,654	△4,240
	Local government bonds	156,028	157,242	△1,214
	Corporate bonds	280,794	282,851	△2,057
	Others	483,854	505,205	△21,351
	Foreign bonds	392,131	409,977	△17,845
	Subtotal	1,363,224	1,392,622	△29,398
Total		2,166,301	1,892,053	274,247

Note: Carrying value of stocks and the like without market prices and investments in partnerships on the non-consolidated balance sheets that are not included in the above table

Carrying Value (Millions of Yen)
Unlisted stocks	5,115
Investments in partnerships	16,345

Investments in partnerships are not subject to disclosure of fair value, pursuant to Paragraph 27 of the Implementation Guidance on Accounting Standard for Fair Value Measurement (ASBJ Guidance No. 31, July 4, 2019).

5. Held-to-maturity debt securities sold during the current fiscal year (April 1, 2021 to March 31, 2022)

Not applicable.

6. Available-for-sale securities sold during the current fiscal year (April 1, 2021 to March 31, 2022)

	Proceeds from Sales (Millions of Yen)	Total Amount of Gains on Sales (Millions of Yen)	Total Amount of Losses on Sales (Millions of Yen)
Stocks	4,178	2,686	0
Bonds	974,924	2,566	8,560
Japanese government bonds	902,889	1,343	8,559
Local government bonds	25,795	179	―
Corporate bonds	46,239	1,043	0
Others	1,278,992	13,385	24,428
Foreign bonds	924,235	2,839	19,644
Total	2,258,094	18,637	32,989

7. Impairment of securities

Marketable available-for-sale securities (excluding stocks and the like without market prices and investments in partnerships) whose fair value has significantly declined in comparison with their acquisition cost and whose fair value of is not likely to recover to their acquisition cost are carried at fair value on the non-consolidated balance sheet and are written down and accounted for as impairment losses.

There are no impairment losses on marketable available-for-sale equity securities for the current fiscal.

The Bank recognizes securities as having significantly declined when their fair value is more than 30% below their acquisition cost on the non-consolidated balance sheet date.

(Money Held in Trust)

1. Money held in trust classified as held-for-trading (as of March 31, 2022)

Not applicable.

2. Money held in trust classified as held-to-maturity (as of March 31, 2022)

	Carrying Value (Millions of Yen)	Fair Value (Millions of Yen)	Difference (Millions of Yen)	Money Held in Trust Classified as Held-to-maturity Whose Fair Value Exceeds Carrying Value (Millions of Yen)	Money Held in Trust Classified as Held-to-maturity Whose Fair Value Does Not Exceed Carrying Value (Millions of Yen)
Money held in trust classified as held-to-maturity	4,800	4,801	1	1	―

　Note: “Money Held in Trust Classified as Held-to-Maturity Whose Fair Value Exceeds Carrying Value” and “Money Held in Trust Classified as Held-to-Maturity Whose Fair Value Does Not Exceed Carrying Value” are a breakdown of the “Difference.”

3. Money held in trust classified as available-for-sale (as of March 31, 2022)

	Carrying Value (Millions of Yen)	Acquisition Cost (Millions of Yen)	Difference (Millions of Yen)	Money Held in Trust Classified as Available-for-sale Whose Carrying Value Exceeds Acquisition Cost (Millions of Yen)	Money Held in Trust Classified as Available-for-sale Whose Carrying Value Does Not Exceed Acquisition Cost (Millions of Yen)
Money held in trust classified as available-for-sale	100,000	100,000	―	―	―

Note: Money held in trust classified as available-for-sale is jointly managed money trust.

(Tax Effect Accounting)

A breakdown of deferred tax assets and deferred tax liabilities by major cause is as follows:

(Millions of Yen)
Deferred tax assets
Allowance for loan losses	13,443
Provision for retirement plans	5,495
Redemption of securities	5,897
Others	10,339
Subtotal deferred tax assets	35,175
Valuation allowance	△6,826
Total deferred tax assets	28,349
Deferred tax liabilities
Valuation difference on available-for-sale securities	△79,881
Gains on contribution of securities to retirement benefit trust	△5,079
Securities returned from retirement benefit trust	△2,724
Others	△2,832
Total deferred tax liabilities	△90,517
Net deferred tax liabilities	△62,168

(Per Share Information)

Net assets per share	¥1,781.08
Profit per share	¥63.57

(Stock Options)

Relevant information is found in the Notes to the consolidated financial statements.

(Reference)

Trust Assets Balance Sheet

(as of March 31, 2022)

(Millions of Yen)

Assets	Amount	Liabilities	Amount
Securities	9	Money trusts	894
Due from bank account	198
Cash and due from banks	686
Total	894	Total	894

Notes:	1. Amounts less than one million yen have been rounded down.

2.	The balance of assets in common trusts managed by other companies is ¥5 million.

3.	Details of trusts with principal-guaranteed features are as shown in the table below.

Trusts with Principal-guaranteed Features

(as of March 31, 2022)

Money deposited	(Millions of Yen)
Assets	Amount	Liabilities	Amount
Due from bank account	198	Principal	198
		Others	0
Total	198	Total	198

Note:	Amounts less than one million yen have been rounded down.

Consolidated Statements of Changes in Net Assets for the 116th Fiscal Year (April 1, 2021 to March 31, 2022)

(Millions of Yen)

	Shareholders’ Equity
	Capital Stock	Capital Surplus	Retained Earnings	Treasury Stock	Total Shareholders’ Equity
Balance at the beginning of current period	90,845	54,884	743,157	△20,371	868,516
Cumulative effects of changes in accounting policies			△662		△662
Restated balance	90,845	54,884	742,495	△20,371	867,853
Changes of items during the period
Dividends of surplus			△15,088		△15,088
Net income attributable to owners of the parent			41,635		41,635
Purchase of treasury stock				△8,759	△8,759
Disposal of treasury stock			△6	100	94
Net changes in items other than shareholders’ equity
Total changes of items during the period	―	―	26,540	△8,658	17,881
Balance at the end of current period	90,845	54,884	769,036	△29,030	885,735

	Accumulated Other Comprehensive Income
	Valuation Difference on Available-for-Sale Securities	Deferred Gains or Losses on Hedges	Foreign Currency Translation Adjustments	Defined Retirement Benefit Plans	Total Accumulated Other Comprehensive Income
Balance at the beginning of current period	231,196	△98	1,212	2,800	235,111
Cumulative effects of changes in accounting policies
Restated balance	231,196	△98	1,212	2,800	235,111
Changes of items during the period
Dividends of surplus
Net income attributable to owners of the parent
Purchase of treasury stock
Disposal of treasury stock
Net changes in items other than shareholders’ equity	△37,479	322	3,013	△163	△34,306
Total changes of items during the period	△37,479	322	3,013	△163	△34,306
Balance at the end of current period	193,717	223	4,226	2,637	200,804

	Share Acquisition Rights	Non-controlling Interests	Total Net Assets
Balance at the beginning of current period	330	1,419	1,105,378
Cumulative effects of changes in accounting policies			△662
Restated balance	330	1,419	1,104,715
Changes of items during the period
Dividends of surplus			△15,088
Net income attributable to owners of the parent			41,635
Purchase of treasury stock			△8,759
Disposal of treasury stock			94
Net changes in items other than shareholders’ equity	△12	△30	△34,350
Total changes of items during the period	△12	△30	△16,468
Balance at the end of current period	318	1,388	1,088,247

Notes to Consolidated Financial Statements

Amounts less than one million yen have been rounded down.

The definitions of “subsidiary,” “subsidiary corporation, etc.,” and “affiliated corporation, etc.” are as set forth in Article 2, Paragraph (8) of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.

Policies for Preparing Consolidated Financial Statements

1. Matters regarding the scope of consolidation

(1) Consolidated subsidiaries and subsidiary corporations, etc.: 13 companies

Companies: Shizugin Management Consulting Co., Ltd.

Shizugin Lease Co., Ltd.

Shizugin IT Solution Co., Ltd.

Shizugin Credit Guaranty Co., Ltd.

Shizugin DC Card Co., Ltd.

Shizuoka Capital Co., Ltd.

Shizugin TM Securities Co., Ltd.

Shizugin General Service Co., Ltd.

Shizugin Mortgage Service Co., Ltd.

Shizugin Business Create Co., Ltd.

Shizugin Heartful Co., Ltd.

Shizuoka Bank(Europe)S.A.

Shizuoka Liquidity Reserve Limited

(2) Non-consolidated Subsidiaries and Subsidiary Corporations, etc.: 16 companies

Major companies: The 5th Shizuoka Small and Medium-sized Enterprises Support Investment Limited Partnership

The non-consolidated subsidiaries and subsidiary corporations, etc. have been excluded from the scope of consolidation because, considering their assets, ordinary profit, profit/loss (in amounts proportional to the Bank’s equity interests), retained earnings (in amounts proportional to the Bank’s equity interests), accumulated other comprehensive income (in amounts proportional to the Bank’s equity interests), and so on, the significance of their operations is low enough to allow their exclusion from the scope of consolidation without hindering reasonable judgment on the financial conditions and business performance of the company group.

2. Matters regarding application of the equity method

(1) Equity-method non-consolidated subsidiaries and subsidiary corporations, etc.

None

(2) Equity-method affiliated corporations, etc.: 3 companies

Companies: Shizugin Saison Card Co., Ltd.

Monex Group, Inc.

Commons Asset Management, Inc.

(3) Non-equity-method non-consolidated subsidiaries and subsidiary corporations, etc.: 16 companies

Major companies: The 5th Shizuoka Small and Medium-sized Enterprises Support Investment Limited Partnership

(4) Non-equity-method affiliated corporations, etc.: 2 companies

Major companies: Shizuoka Business Succession and Business Continuity Support Fund Investment Limited Partnership

The non-equity-method non-consolidated subsidiaries and subsidiary corporations, etc. and affiliated corporations, etc. have been excluded from the equity method of accounting because, considering their profit/loss (in amounts proportional to the Bank’s equity interests), retained earnings (in amounts proportional to the Bank’s equity interests), accumulated other comprehensive income (in amounts proportional to the Bank’s equity interests), and so on, their exclusion from the equity method of accounting has no significant impact on the consolidated financial statements.

Matters Regarding Accounting Policies

1. Transactions for trading purposes

“Transactions for trading purposes” (the purpose of seeking to capture gains arising from short-term fluctuations in interest rates, currency exchange rates or market prices of securities, and other market-related indices or from gaps among markets) are recorded on a trade-date basis in “Trading assets” and “Trading liabilities” on the non-consolidated balance sheet. Profits and losses on transactions for trading purposes are recorded in “Trading income” and “Trading expenses,” respectively, in the consolidated statements of income.

Trading securities and monetary claims purchased for trading purposes recorded in these accounts are stated at fair value at the end of the fiscal year, and trading-related financial derivatives are stated at the amounts that would be settled if they were terminated at the end of the fiscal year.

Trading income and trading expenses include the interest received and interest paid, etc. during the fiscal year, the gains or losses resulting from changes in the value of securities, monetary claims and the like between the end of the previous fiscal year and the end of the current fiscal year and the gains or losses resulting from changes in the value of financial derivatives between the end of the previous fiscal year and the end of the current fiscal year, assuming they were terminated and settled at the end of the fiscal year.

For financial derivatives, the market values are calculated on the basis of net assets or liabilities after offsetting financial assets and liabilities associated with specific credit risk.

2. Securities

(1) Held-to-maturity debt securities, which are expected to be held to maturity with the positive intent and ability to hold to maturity, are stated at amortized cost computed using the moving average method (straight-line method). Available-for-sale securities, which are not classified as either trading account securities or held-to-maturity debt securities, are stated at fair value, in which cost of securities sold is calculated primarily by the moving average method. Stocks and the like without market prices are stated at cost as determined by the moving average method.

The valuation difference on available-for-sale securities is booked directly to net assets.

(2) Securities constituting trust assets in money held in trust are valued by the same method as described in 2 (1) above.

3. Derivative transactions

Derivative transactions (excluding transactions for trading purposes) are valued at market value.

The market values are calculated on the basis of net assets or liabilities after offsetting financial assets and liabilities associated with specific credit risk.

4. Method of depreciation of fixed assets

(1) Tangible fixed assets (excluding lease assets)

Depreciation of the Bank’s tangible fixed assets is computed mainly using the declining-balance method, except that depreciation of structures acquired on and after April 1, 2016 is computed mainly using the straight-line method. The useful lives for tangible fixed assets are as follows:

Buildings:	3 to 50 years
Equipment:	2 to 20 years

Depreciation of tangible fixed assets of the Bank’s consolidated subsidiaries and subsidiary corporations, etc. is computed mainly using the declining-balance method on an income tax basis.

(2) Intangible fixed assets (excluding lease assets)

Amortization of intangible fixed assets is computed using the straight-line method. Internal-use software development costs are amortized using the straight-line method over the estimated useful life prescribed by the Bank and its consolidated subsidiaries and subsidiary corporations, etc. (five years).

(3) Lease assets

Lease assets among tangible fixed assets involved in finance lease transactions, in which ownership of the lease property is not deemed to be transferred to the lessee, are depreciated using the straight-line method in which the lease term is used as the useful life. The residual value is zero or the guaranteed value if specified in the lease contracts.

5. Allowance for loan losses

The Bank’s allowance for loan losses is provided according to the internally prescribed standards for amortization and allowance and the following categories of borrowers:

Legal bankruptcy:

Borrowers who are legally or formally bankrupt, such as bankruptcy or special liquidation.

Virtual bankruptcy:

Borrowers virtually in the same situation as legal bankruptcy.

Caution:

Borrowers who must be managed with caution due to problems with lending conditions or repayment performance and due to sluggish or unstable business conditions.

Management required:

Borrowers in the “caution” category all or part of whose loans require management (i.e., restructured loans and loans past due for three months or more).

Normal:

Borrowers who are recognized as having good business conditions and no particular financial problems.

(i) For loans to borrowers classified as legal bankruptcy or virtual bankruptcy, the Bank fully provides the amount of loans net of estimated amounts collectible from collateral and guarantees.

(ii) For borrowers with certain loan amounts classified as virtual bankruptcy, if cash flows from collection of principals and interests can be reasonably estimated, the Bank provides the difference between the present value of these cash flows discounted at the initial contractual rates and the book values of loans (the DCF method). For other loans, a general allowance is provided in the amount calculated by applying (a) the expected loss ratio, which is calculated by determining the loss ratio based on the average value of the actual loan loss ratio over a certain period in the past and by adjusting the loss ratio considering future projections, to (b) the amount of loans net of estimated amounts collectible from collateral and guarantees.

(iii) For borrowers with certain loan amounts classified as caution or management required, the Bank provides an allowance for loan losses using the DCF method if cash flows from collection of principals and interests can be reasonably estimated.

(iv) For loans to borrowers classified as normal, caution and management required, an allowance is provided based on the expected loss ratio, which is calculated by determining the loss ratio based on the average value of the actual loan loss ratio over a certain period in the past and by adjusting the loss ratio considering future projections.

Notes: 1. Grouping in calculating loss ratio

In calculating loss ratio, borrowers are divided into consumer loan borrowers and business-lending borrowers. Business-lending borrowers are classified into two categories of normal (upper normal and lower normal), three categories of caution (upper caution, lower caution, and management required), and one category of legal bankruptcy, for a total of seven categories.

2.	A certain period of time in which the expected loss amount is expected in the future

Allowance for loan losses is recorded based on anticipation of the expected loss ratio for the period corresponding to the average remaining period of receivables (the average remaining period is seven years for consumer loan borrowers, among business loan borrowers of (iv) above, about three to five years for “normal,” about three years for “caution,” and about four years for “management required” and “possible bankruptcy” of (ii) above).

3.	Revision of expected loss ratio due to future prospects, etc.

In the current consolidated fiscal year, the expected loss ratio has been revised for “management required,” but the impact on allowance for loan losses is minor.

Pursuant to the internal rules for self-assessment of assets, all loans have been assessed by the relevant business departments, and the results of the assessment have been reviewed by the asset audit department, which is independent of the relevant business departments.

As for the allowance for loan losses of consolidated subsidiaries and subsidiary corporations, etc., the allowance for losses associated with normal borrowers is provided at the amount deemed necessary based on the actual loan loss ratio in the past, etc., whereas the allowance for losses associated with borrowers with bankruptcy concerns and certain other borrowers is provided at the expected uncollectible amounts after the recoverability of individual claims have been taken into account.

6. Allowance for investment losses

The allowance for investment losses is provided at the amount deemed necessary to cover future possible losses on investments by taking into consideration the financial status of the investments and other factors.

7. Provision for retirement benefits to directors

The provision for retirement benefits to directors is provided for the payments that have occurred up to the end of the fiscal year to pay for retirement benefits to directors.

8. Provision for losses from reimbursement of inactive accounts

The provision for losses from reimbursement of inactive accounts, which are derecognized as liabilities under certain conditions, is provided at the amount deemed necessary to cover estimated possible losses on future claims of withdrawal based on historical reimbursement experience.

9. Provision for contingent losses

The provision for the Bank’s contingent losses is provided for the estimated future payments of contributions to credit guarantee corporations pursuant to the internally prescribed standards for amortization and allowance.

10. Provision for point program

The provision for the point program is provided at the amount deemed necessary to cover the reasonably estimated future usage of points given to credit card customers.

11．Reserves under special laws

Reserves under special laws are financial instruments transaction liability reserves as referred to in Article 46-5, Paragraph (1) of the Japanese Financial Instruments and Exchange Act. These reserves are provided at the amount calculated by the Bank’s domestic consolidated subsidiaries pursuant to Article 175 of the Cabinet Office Order on Financial Instruments Business, in order to cover losses caused by accidental losses from securities or derivatives transactions, etc.

12．Accounting treatment of retirement benefits

In calculating pension benefit obligations, expected benefit payments are attributed to the periods up to the end of the current consolidated fiscal year on a benefit formula basis. Actuarial gains and losses are treated as follows:

Actuarial gains and losses:

Actuarial gains and losses are treated as gains and losses, respectively, in the consolidated fiscal year following the consolidated fiscal year in which they arise, in an amount proportionally divided using the straight-line method over a fixed number of years (generally 10 years) that is within the average number of years of remaining service of employees at the time the differences emerge each consolidated fiscal year.

Some consolidated subsidiaries and subsidiary corporations, etc. apply the non-actuarial method that assumes the amount required for voluntary resignation at the end of the current fiscal year to be projected benefit obligation in computing retirement benefit liability and retirement benefit expenses.

13. Translation of foreign currencies

The Bank’s assets and liabilities which are payable or receivable in foreign currencies and accounts of overseas branches are translated into Japanese yen primarily at the exchange rates prevailing at the consolidated balance sheet date.

Assets and liabilities of the consolidated subsidiaries and subsidiary corporations, etc. which are payable or receivable in foreign currencies are translated into Japanese yen at the exchange rates at their respective balance sheet dates, etc.

14．Leases

For financing leases in which the Bank is the lessor, sales and cost of sales are accounted for when lease payments are received.

15．Significant hedge accounting

(1) Hedge against interest rate risk

Transactions to hedge against interest rate risk associated with financial assets and liabilities of the Bank are accounted for using deferral hedge accounting as stipulated in the Japanese Institute of Certified Public Accountants (JICPA) Industry Committee Practical Guideline No. 24, March 17, 2022, “Accounting and Auditing Treatments on the Application of Accounting Standards for Financial Instruments in the Banking Industry.” Regarding the effectiveness of a hedging relationship under fair value hedging, a portfolio of hedged items, such as deposits or loans with common maturities, is matched with a group of hedging instruments, such as interest rate swaps, which offset the effect of fair value fluctuations of the hedged items by identified maturities and are designated as a hedge of the portfolio. The effectiveness of the fair value hedge is assessed by each group. Also, the effectiveness of a cash flow hedge is assessed on the basis of the correlation between the base interest rate index of the hedged cash flow and that of the hedging instrument.

In case of certain assets and liabilities, special hedging treatment is applied for interest rate swaps.

(2) Hedge against foreign exchange fluctuation risk

Deferral hedge accounting is applied to hedges against foreign exchange fluctuation risks associated with foreign currency-denominated monetary assets and liabilities of the Bank, stipulated in the JICPA Industry Committee Practical Guideline No. 25, October 8, 2020, “Accounting and Auditing Treatments of Accounting Treatments on Foreign Currency Transactions in the Banking Industry.” The effectiveness of currency swap transactions, exchange swap transactions, and similar transactions hedging foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is assessed by comparison of the foreign currency position of the hedged monetary assets and liabilities and that of the hedging instruments.

In order to hedge the foreign exchange risk of foreign currency-denominated available-for-sale securities (except bonds), the Bank applies the “general method,” using market value hedges subject to certain conditions, namely the designation in advance of foreign currency-denominated securities to be hedged, and the existence in foreign currency of a spot-forward liability in excess of the acquisition cost of the relevant foreign currency-denominated securities.

Changes in Accounting Policies

(Application of accounting standards for revenue recognition)

The “Accounting Standards for Revenue Recognition” (ASBJ Statement No. 29, March 31, 2020; the “ASRR”) and related rules have been applied since the beginning of the current fiscal year. Pursuant to the ASRR, the Bank has recognized revenue at the time of transfer of control over promised goods or services to the customer in the amount expected to be received by the Bank in exchange for those goods or services.

As a result, the point in time at which certain fees and commissions are recognized as revenue has been changed from the time of receipt to the time of provision of goods or services.

Pursuant to the transitional treatment set forth in the proviso of Paragraph 84 of the ASRR, the ASRR and related rules have been applied starting from the balance at the beginning of the current consolidated fiscal year, by reflecting, in retained earnings at the beginning of the current consolidated fiscal year, the cumulative impact of applying these new accounting policies retrospectively from the beginning of the current consolidated fiscal year. However, using the method set forth in Paragraph 86 of the ASRR, these new accounting policies have not been applied retrospectively to contracts for which substantially all of the revenue was recognized in accordance with the treatment that had prevailed before the beginning of the current consolidated fiscal year. In addition, using the method set forth in item (1) of the second sentence of Paragraph 86 of the ASRR, all changes in contracts that occurred before the beginning of the current consolidated fiscal year have undergone accounting treatment based on the contractual conditions after reflecting all changes in the contracts, and the cumulative impact of these changes has been reflected in retained earnings at the beginning of the current consolidated fiscal year.

The results indicate that the impact of the changes described above is minor for the current consolidated fiscal year.

(Application of accounting standards for fair value measurement)

The “Accounting Standards for Fair Value Measurement” (ASBJ Statement No. 30, July 4, 2019; the “ASFVM”) and related rules have been applied since the beginning of the current consolidated fiscal year. Pursuant to Paragraph 8 of the ASFVM, the fair value adjustment method used to determine the fair value in derivative transactions has been revised to maximize the use of observable inputs estimated from derivatives and others traded in the market. This revision was made as a result of the application of the ASFVM and related rules. Pursuant to the transitional treatment set forth in the second sentence of Paragraph 20 of the ASFVM, the Bank has reflected, in retained earnings at the beginning of the current consolidated fiscal year, the cumulative impact of applying these new accounting policies retrospectively from the beginning of the current consolidated fiscal year.

As a result, retained earnings decreased by ¥531 million, trading assets by ¥28 million, other assets by ¥730 million, trading liabilities by ¥1 million, other liabilities by ¥0 million, deferred tax liabilities by ¥226 million, and net assets per share by 92 sen, each at the beginning of the current consolidated fiscal year.

Significant AccountING EstimateS

1. Recording of allowance for loan losses

(1) Amounts recorded in the consolidated financial statements for the current consolidated fiscal year

Allowance for loan losses	¥53,382 million

(2) Other information that helps users of consolidated financial statements to understand the details of significant accounting estimates of identified items

(i) Calculation method

The calculation method of allowance for loan losses is listed in “5. Allowance for losses” of “Matters Regarding Accounting Policies.”

(ii) Main assumptions

a) There are concerns over the impact of the economic slowdown caused by the spread of COVID-19 on the repayment ability of borrowers. However, an allowance for loan losses has been calculated on the assumption that the national and local governments’ economic measures and financial institutions’ support will prevent any significant impact on the categories or other aspects of borrowers. There have been no significant changes in the assumptions about the impact of COVID-19 from those described under the heading “SIGNIFICANT ACCOUNTING ESTIMATES” in the consolidated financial statements for the previous consolidated fiscal year.

b) Assumptions have been made on future forecasts, such as sales forecasts, cost reduction estimates, and expected debt repayments, in the business plan used to determine borrowers’ categories and to estimate future cash flows using the cash flow estimate method. The future forecasts in the business plan, such as sales forecasts, cost reduction estimates, and expected debt repayments have been determined based on the impact of COVID-19 and on the market growth potential and price trends in the industries to which borrowers belong.

(iii) Impact on the consolidated financial statements for the next consolidated fiscal year

If the original assumptions for estimates change because of changes in the management environment for borrowers, including the situation of COVID-19, the allowance for loan losses may fluctuate due to changes in borrowers’ categories, cash flow estimates or expected loss ratio, with potential significant impact on the consolidated financial statements for the next consolidated fiscal year.

Notes

(Consolidated Balance Sheets)

1. Claims under the Banking Act and the Act on Emergency Measures for the Revitalization of the Financial Functions are as follows. Claims include: (i) claims recorded in the following accounts on the consolidated balance sheets: bonds (but only if the Bank guarantees all or part of the redemption of their principal and the payment of interest and if they were issued by private placement (Article 2, Paragraph (3) of the Financial Instruments and Exchange Act)) in “Securities,” “Loans and bills discounted,” “Foreign exchanges,” accrued interest and suspense payments in “Other assets,” and “Customers’ liabilities for acceptance and guarantees”; and (ii) if the Bank has granted loans of securities that are presented in notes, those securities (but only those that are on loan under a loan-for-use agreement or lease agreement).

(Millions of Yen)
Claims provable in rehabilitation from bankruptcy and equivalents	17,425
Doubtful claims	68,961
Loans past due for three months or more	353
Restructured loans	13,777
Total	100,517

“Claims provable in rehabilitation from bankruptcy and equivalents” include: claims against borrowers whose business has failed due to such grounds as those for filing a petition for commencement of bankruptcy, reorganization or rehabilitation proceedings; and claims similar to those described above.

“Doubtful claims” include claims (i) which are against borrowers whose business has not failed but whose financial condition and business performance have deteriorated, and (ii) whose principal and interest are unlikely to be collectible as per the contracts, and (iii) which do not fall under claims provable in rehabilitation from bankruptcy and equivalents.

Loans past due for three months or more include loans for which payments of principal or interest are delinquent by three months or more, as calculated from the day following the contracted payment date, but do not include claims provable in rehabilitation from bankruptcy and equivalents or doubtful claims.

Restructured loans include loans for which certain arrangements have been made in favor of the borrower, such as reducing or eliminating interest payments, deferring principal repayments or writing off a portion of the loan, with the goal of assisting in the reconstruction of, or providing support to, the borrower’s business, but do not include claims provable in rehabilitation from bankruptcy and equivalents, doubtful claims or loans past due for three months or more.

The amounts of loans given above are amounts before deduction of allowance for loan losses.

(Changes in the Presentation Method)

In response to the Cabinet Order Partially Amending the Regulation for Enforcement of the Banking Act (Cabinet Order No. 3 of January 24, 2020) coming into effect on March 31, 2022, the classification and other details of “risk management loans” under the Banking Act are now presented in accordance with the classification and other details of non-performing loans under the Act on Emergency Measures for the Revitalization of the Financial Functions.

2. In accordance with the JICPA Industry Committee Practical Guidelines No. 24, bills discounted are treated as financial transactions. The Bank has the rights to sell, pledge or re-pledge these commercial bills and foreign exchange bills without restrictions. The face values of these bills are ¥18,439 million.

3. Assets pledged as collateral are as follows:

(Millions of Yen)
Assets pledged as collateral:
Trading assets	2,999
Securities	1,104,080
Loans and bills discounted	817,620
Other assets	96,766
Relevant liabilities to above assets:
Deposits	45,865
Payables under repurchase agreements	296,764
Payables under securities lending transactions	72,701
Borrowed money	1,325,129

In addition to the above, the Bank has provided ¥19,821 million in securities, ¥5,750 million in other assets, and ¥244 million in due from banks as collateral for foreign exchange settlements and certain other transactions and as security for futures transactions, respectively.

Other assets include guarantee deposits (¥1,943 million), cash collateral paid for financial instruments (¥9,631 million), and cash collateral paid to central counterparty (¥60,800 million).

4. Overdraft agreements and agreements for loan commitments are agreements under which the Bank pledges to lend funds up to a certain limit when applications for advances of loans are received from customers, provided there are no violations of the terms written in the agreements. The balances of loans undisbursed under these agreements are ¥1,850,675 million. Of these loans, those due within one year are ¥1,729,933 million.

Many of these agreements terminate without loans being disbursed, and thus the balance of loans as yet undisbursed will not necessarily affect the future cash flow of the Bank or its consolidated subsidiaries or subsidiary corporations, etc. The Bank and its subsidiaries and subsidiary corporations, etc. can refuse to advance loans and reject applications that have been received or can reduce the maximum amounts under the agreements for reasonable reasons, such as changes in the financial situation and preservation of credit. In addition, at the time the agreements are entered into, borrowers may, when necessary, be required to provide collateral, such as real estate or securities, and after the agreements have been signed, the state of the borrower’s business and other factors may be assessed regularly in accordance with prescribed in-house procedures. Moreover, agreements can be revised, if necessary, and steps, such as the formulation of measures to preserve credit, may be taken.

5. Accumulated depreciation of tangible fixed assets	¥119,521 million
6. Advanced depreciation of tangible fixed assets	¥9,033 million

7. The amount of liabilities for guarantees on corporate bonds included in securities, which were issued by private placement (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act) is ¥30,088 million.

8. The principal amount of trusts with principal-guaranteed features is ¥198 million in money trusts.

(Consolidated Statements of Income)

For the current consolidated fiscal year, the Bank has recorded impairment losses for four sales branch areas and one idle asset in Shizuoka Prefecture.

In calculating impairment losses, sales branches are in principle recognized in units of sales branch area (with the prefecture being divided into certain geographical areas based on the complementarity of cash flow), while idle assets and assets held for sale are recognized individually.

For the asset group for which an impairment loss has been recorded, there is no longer a prospect of recovering the investment due to a decrease in operating cash flow, falling land prices, or decisions to integrate branches, among other things. Therefore, its carrying amount has been reduced to the recoverable amount, and the amount of the reduction (¥634 million, including ¥409 million in land, ¥80 million in building, and ¥145 million in other tangible fixed assets) has been recognized as an impairment loss and included in extraordinary losses.

The recoverable amount is the higher of the net selling price or the value in use. If the net selling price is used, it is calculated by deducting the estimated disposal cost from the evaluation based on the real estate appraisal standards and other rules. If the value in use is used, it is calculated by discounting future cash flows at the rate of 3.0%.

(Consolidated Statements of Changes in Net Assets)

1. Classes and number of issued shares and classes and number of treasury stock

(Thousands of Shares)

	Number of Shares at Beginning of Current Consolidated Fiscal Year	Number of Shares Increased in Current Consolidated Fiscal Year	Number of Shares Decreased in Current Consolidated Fiscal Year	Number of Shares at End of Current Consolidated Fiscal Year	Description
Issued shares
Common stock	595,129	―	―	595,129
Total	595,129	―	―	595,129
Treasury stock
Common stock	21,086	10,000	106	30,980	(注)1、2
Total	21,086	10,000	106	30,980

Notes: 1. The 10,000 thousand shares increase in treasury stock is due to acquisition of treasury shares, among other causes.

2.	The 106 thousand shares decrease in treasury stock includes, among others, 90 thousand shares disposed of as restricted share-based compensation and 15 thousand shares for which stock options were exercised.

2. Share Acquisition Rights

Category	Type of Share Acquisition Rights	Class of Shares under Share Acquisition Rights	Number of Shares under Share Acquisition Rights				Balance at End of Current Consolidated Fiscal Year (Millions of Yen)
			At Beginning of Current Consolidated Fiscal Year	Current Consolidated Fiscal Year		At End of Current Consolidated Fiscal Year
				Increase	Decrease
Bank	Share Acquisition Rights in the form of stock options	―					318
Total		―					318

3. Dividends

(1) Cash dividends paid during the current consolidated fiscal year

(Resolution)	Class of Stock	Total Amount of Dividends (Millions of Yen)	Cash Dividend per Share (Yen)	Record Date	Effective Date
Annual General Meeting of Shareholders held on June 18, 2021	Common stock	8,036	14	March 31, 2021	June 21, 2021
Board of Directors’ meeting held on November 8, 2021	Common stock	7,051	12.5	September 30, 2021	December 10, 2021
Total	/	15,088	/	/	/

(2) Of the dividends whose record date falls within the current consolidated fiscal year, those dividends whose effective date falls after the last date of the current consolidated fiscal year

As a proposal to be submitted to the Annual General Meeting of Shareholders scheduled for June 17, 2022, a dividend for common stock has been proposed with the following details:

(i) Total amount of dividends	¥7,615 million
(ii) Cash dividend per share	¥13.5
(iii) Record date	March 31, 2022
(iv) Effective date	June 20, 2022

The dividend is planned to be paid from retained earnings.

(Financial Instruments)

1. Information on financial instruments

(1) Policy for financial instruments

The Group provides comprehensive financial services, centering on banking, along with leasing and financial instruments trading. Its base of operations is Shizuoka Prefecture.

The Bank, the core business operator of the Group, provides a range of financial instruments, including deposits in Japanese yen, deposits in foreign currencies, Japanese government bonds, investment trusts, and personal pension insurance. It also provides stable financing for customers in the region through loans to individuals and lending operations for small and medium enterprises.

(2) Details of financial instruments and related risks

The financial assets of the Group consist primarily of loans and bills discounted to domestic customers and securities, including bonds and equity securities.

The loans and bills discounted are exposed to credit risk arising from potential default by borrowers. As about 60% of the loans and bills discounted are for customers in Shizuoka Prefecture, credit-related losses could occur on a large scale if the regional economic environment changes negatively or if a severe earthquake occurs.

The Group holds securities, such as debt securities (bonds), equity securities, and investment trusts under its investment policy focused on the safety and liquidity of the investment. These securities are exposed to risks of market price fluctuations associated with the credit standing of issuers and interest rate changes. If the prices of equity securities and other securities held decline, impairment losses or valuation losses could adversely affect the operating results and financial standing of the Group.

Financial liabilities consist primarily of deposits from domestic customers and funds raised in the call market. If the Group loses its credit status because of downgrades or other factors or if the market environment deteriorates, conditions for financing could worsen or transactions could be constrained.

The Group enters into derivative transactions for customer needs of hedging exchange rates or interest rates, and for asset and liability management (ALM) or hedging individual transactions to appropriately manage the market risks of the Group. The Group also conducts short-term trading transactions.

Derivatives mainly include interest rate swaps, currency swaps, and bond futures and are exposed to market risk that could cause losses in association with changes in interest rate markets and foreign exchange markets, as well as credit risk (counterparty risk), that is, the risk of default on the initial contract due to the bankruptcy of the counterparty or other factors. Between financial assets and financial liabilities, there are interest rate risks associated with mismatches of interest rates and terms.

(3) Risk management systems for financial instruments

(i) Integrated risk management system

Under the Basic Risk Management Regulations that stipulate the Group’s basic risk management policy, the Group has established a basic framework, including an organizational structure for defining and managing risks and specific procedures for risk management.

To ensure a balance between profitability and financial soundness, the Group has introduced a management system based on a risk capital allocation at the core of integrated risk management.

The risk capital allocation is a system for avoiding excessive risk taking by setting risk limits below which the Group will be able to withstand losses on its own. This system allocates core regulatory capital to each operational department or section and controls risk so that if market, credit or other risks emerge, losses will be contained within the range of shareholders’ equity.

(ii) Credit risk management system

Credit risk is the risk of incurring losses when collecting loans and bills discounted becomes difficult because of the worsening of borrowers’ financial conditions.

The Credit Risk Management Group of the Compliance and Risk Management Department manages all credit risks associated with the Group’s operations both in Japan and overseas in order to ensure the soundness of the Group’s loan asset portfolio. The Bank’s borrower credit rating system, which is an essential part of its credit risk management, together with other internal rating systems, is operated by the Credit Planning Group of the Business Support Department, designed and supervised by the Credit Risk Management Group, which is independent from the credit department (i.e., the Business Support Department), and verified for appropriateness of the system by the Risk Management Group of the Compliance and Risk Management Department. This structure has been designed such that the internal credit rating system will function appropriately through mutual checks and balances between these three groups.

In addition, the Audit Department checks whether credit risk management is conducted appropriately in accordance with the relevant rules, through such means as validation of the self-assessment process.

The Credit Risk Management Group uses statistical methods to quantify latent credit risks intrinsic to the Bank’s entire loan portfolio. This enables the Bank to accurately assess the scale of potential risk, monitor any concentration of loans to particular large-scale borrowers or specific industries, and thus control the portfolio to avoid excessive credit risk.

The Bank’s credit risk management status, together with the status of market risk management and liquidity risk management described below, is reported through monthly meetings of the Committee for Integrated Risk and Budget Management, which is chaired by the president, as well as through other channels of management.

(iii) Market risk management system

Market risk is the risk of incurring losses in association with changes in the prices of financial assets and liabilities that are caused by changes in interest rates, stock prices, and foreign exchange rates.

The Group controls the degree of market risks within a certain range by setting limits about risk capital allocations, unrealized profits and losses, position, and sensitivity, and so on.

The Bank has established ALM hedge criteria for transactions in banking accounts, especially deposits, loans and bills discounted, and investment securities to control the degree of market risk within a certain range. The Business Strategy Planning and ALM Group of the Corporate Planning Department discusses ALM hedge policies based on the status of interest rate risks and interest rate outlook at meetings of the Committee for Integrated Risk and Budget Management.

The Bank has established a system of checks and balances in the market division by strictly separating trading departments and administration departments and by setting up an independent risk management department. The Audit Department, which is independent of departments subject to audit, checks the effectiveness of this system of checks and balances between the three departments.

(iv) Liquidity risk management system

There are two types of liquidity risk: (1) financing risk, which is the risk of not being able to secure needed funds as a result of worsening market conditions and other factors, or incurring losses due to being forced to raise funds at much higher interest rates than usual; and (2) market liquidity risk, which is the risk of not being able to trade financial instruments, such as bonds, because of market turmoil or other factors or incurring losses due to being forced to trade financial instruments at far less favorable prices than usual.

The Bank has established a system of checks and balances by setting up fund management departments for financing in Japanese yen and in foreign currencies, and a liquidity risk management department that is independent of the fund management departments. The Treasury Department’s Fund and Foreign Exchange Group, which is one of the fund management departments, controls amounts raised in markets within a range of amounts permitted to be raised so as to prevent excessive fund-raising in markets, and seeks stable financing, considering market circumstances. The Risk Management Group, which is the liquidity risk management department, assesses the stability of the asset and liability structure, including the status of the holding of liquid assets, and monitors the financing position and the status of management by the fund management departments.

To deal promptly with unforeseeable circumstances, the Group has classified financing management in emergencies into four phases -- Phase 1 (prevention), Phase 2 (caution needed), Phase 3 (concern over liquidity), and Phase 4 (lack of liquidity) --, and has appointed authorized personnel and countermeasures for each phase in advance.

To manage market liquidity risk, the liquidity risk management department monitors the holding of liquid assets on a timely basis, and the front office chooses assets to be managed after taking into account their liquidity and sets limits by issue and by term.

(4) Supplementary explanation of the fair values of financial instruments

The fair values of financial instruments include values based on market prices. If there are no market prices, values are reasonably calculated. As these fair values are calculated based on certain assumptions, fair values could differ if different assumptions are used for calculation.

2. Fair values of financial instruments and a breakdown by level of the fair values of financial instruments

The carrying values and fair values of financial instruments, the difference between these values, and their fair values by level are as follows.

Please note that the table below does not include: (i) investment trusts subject to the transitional measures set forth in Paragraph 26 of the “Implementation Guidance on Accounting Standard for Fair Value Measurement” (ASBJ Guidance No. 31, July 4, 2019; the “Fair Value Measurement Implementation Guidance”); (ii) stocks or others without quoted market prices; or (iii) investments in partnerships subject to the transitional measures set forth in Paragraph 27 of the Fair Value Measurement Implementation Guidance (see (1)*1 and Note 3 below). Account items whose carrying values are of law significance have been omitted.

The fair values of financial instruments are classified into the following three levels based on the observability and significance of inputs used in the measurement of fair value.

Level 1 fair value: Fair value measured using, among observable inputs for fair value measurement, quoted prices of identical assets or liabilities in active markets.

Level 2 fair value: Fair value measured using observable fair value inputs other than those for fair value measurement used in Level 1.

Level 3 fair value: Fair value measured using unobservable inputs for fair value measurements.

If using two or more inputs that significantly affect the measurement of fair value, the fair value is classified into the level of lowest priority in fair value measurement among the levels to which those inputs belong.

(1) Financial instruments carried at fair value on the consolidated balance sheet

(Millions of Yen)

Category	Carrying Value
	Level 1	Level 2	Level 3	Total
Trading assets
Trading securities	62	10,469	―	10,532
Japanese government bonds	62	―	―	62
Local government bonds	―	533	―	533
Corporate bonds	―	9,936	―	9,936
Stocks	―	―	―	―
Others	―	―	―	―
Foreign bonds	―	―	―	―
Securities
Available-for-sale securities (*1)	1,024,344	836,983	139,484	2,000,812
Japanese government bonds	600,379	―	―	600,379
Local government bonds	―	196,601	―	196,601
Corporate bonds	―	216,780	139,459	356,239
Stocks	382,363	4,912	―	387,275
Others	41,602	418,688	25	460,315
Foreign bonds	41,602	418,595	―	460,197
Total assets	1,024,407	847,452	139,484	2,011,345
Derivative transactions (*2)(*3)(*4)
Interest rate-related	―	1,632	―	1,632
Currency-related	―	△9,722	―	△9,722
Stock-related	―	―	―	―
Bond-related	―	―	―	―
Total derivative transactions	―	△8,089	―	△8,089

(*1) The table above does not include investment trusts subject to the transitional measures set forth in Paragraph 26 of the Fair Value Measurement Implementation Guidance.

These investment trusts are carried at ¥164,632 million on the consolidated balance sheet.

(*2) The total of all derivative transactions recorded in trading assets and liabilities and other assets and liabilities.

Net claims and liabilities arising from derivative transactions are presented in net amounts. Net negative amounts are marked with a triangle (Δ).

Transactions subject to special hedging treatment of interest rate swaps are valued together with the hedged transactions, and have thus been excluded from derivative transactions.

(*3) Of the derivative transactions, those subject to hedge accounting are carried at △¥14,638million on the consolidated balance sheet.

(*4) These transactions include, among others, interest rate swaps designated as hedging instruments to reduce market fluctuation risk or foreign exchange fluctuation risk associated with loans to be hedged against. Deferred hedge accounting.is applied to these transactions. The Practical Solution on the Treatment of Hedge Accounting for Financial Instruments that Reference LIBOR (ASBJ PITF No. 40, March 17, 2022) is applied to these hedging relationships.

(2) Financial instruments other than those carried at fair value on the consolidated balance sheet

Notes have been omitted for cash and due from banks, call loans and bills bought, call money and bills sold, payables under repurchase agreements, and payables under securities lending transactions, as the fair values of these financial instruments approximate their carrying values due to short payment terms.

(Millions of Yen)

Category	Fair Value				Carrying Value	Difference
	Level 1	Level 2	Level 3	Total
Securities
Held-to-maturity	―	10,796	68,861	79,658	79,726	△67
Japanese government bonds	―	―	―	―	―	―
Local government bonds	―	9,231	―	9,231	9,252	△20
Corporate bonds	―	1,565	68,861	70,426	70,473	△46
Others	―	―	―	―	―	―
Foreign bonds	―	―	―	―	―	―
Loans and bills discounted					9,502,197
Allowance for loan losses (*)					△48,817
	―	―	9,467,153	9,467,153	9,453,380	13,772
Total assets	―	10,796	9,536,014	9,546,811	9,533,106	13,705
Deposits	―	11,400,009	―	11,400,009	11,399,949	60
Negotiable certificates of deposit	―	157,266	―	157,266	157,266	0
Borrowed money	―	1,329,879	34,044	1,363,924	1,364,889	△965
Total liabilities	―	12,887,155	34,044	12,921,200	12,922,105	△905

(*) General and individual allowances for losses are excluded from the corresponding loans and bills discounted.

Note 1: Description of the valuation techniques and inputs used in fair value measurement

Assets

Trading assets

The fair values of trading assets are classified into Level 1 if their unadjusted quoted prices in active markets are available. These trading assets primarily include Japanese government bonds. If the market is not active, the fair values of trading assets are classified into Level 2 even if their published quoted prices are used. These trading assets primarily include local government bonds and corporate bonds.

Securities

The fair values of securities are classified into Level 1 if their unadjusted quoted prices in active markets are available. These securities primarily include listed stocks and Japanese government bonds. If the market is not active, the fair values of securities are classified into Level 2 even if their published quoted prices are used. These securities primarily include local government bonds and corporate bonds. The fair values of securitized products (beneficial interests in trust) are classified into Level 3, because these fair values are measured based on prices obtained from third parties, and significant unobservable inputs are used to calculate these prices. The fair values of private placement bonds are classified into Level 3, because these fair values are measured by discounting at a discount rate commensurate with the bonds’ internal rating, remaining term, and coverage ratio, and the discount rate is a significant unobservable input.

Stock acquisition rights are calculated using valuation techniques such as the option valuation model. Major inputs include probability of listing. Since probability of listing is an unobservable input, the fair value of share acquisition rights is classified into Level 3.

Loans and bills discounted

The fair values of loans and bills discounted are measured at their present values, which are calculated separately for different categories created based on types and internal ratings of loans and bills discounted, the status of their collateral and guarantees, and their periods, by discounting the future cash flows of the principal and interest at the interest rate expected for similar new loans or at a discount rate calculated by reflecting credit risk, expense rate, etc. on market interest rate. The fair values of floating-rate loans and bills discounted are measured at their carrying values, because their fair values approximate carrying values if the borrowers’ credit status has not changed significantly since disbursement, as they quickly reflect market interest rates. As for claims against borrowers classified as legal bankruptcy, virtual bankruptcy or caution, since the loan loss estimates have been calculated based on, among other things, the amounts expected to be recoverable from collateral and guarantees, the fair values of these claims approximate their carrying values minus the amount of allowance for loan losses on the consolidated balance sheet at the end of the fiscal year. The remaining amounts are deemed to be their fair values. These fair values are all classified into Level 3, since the discount rate is unobservable.

Liabilities

Deposits and Negotiable Certificates of Deposit

As for demand deposits payable immediately on demand at the end of the fiscal year, the amounts payable are deemed to be their fair values. The fair values of time deposits and negotiable certificates of deposit are measured at their discounted present value, which is calculated by classifying them based on their periods and discounting the future cash flows at the interest rate to be used when accepting new deposits. The fair values of deposits with short terms (up to one year) or floating interest rates are measured at their carrying values, since their fair values approximate carrying values. These fair values are classified into Level 2.

Borrowed money

The fair value of borrowed money is measured at its present value, which is calculated by classifying the borrowed money based on its period and by discounting the future cash flows at the interest rate expected for similar new borrowings. Floating rate-borrowed money reflects market interest rates in short periods, and the credit standing of the Bank and its consolidated subsidiaries has not significantly changed since disbursement. The fair value of floating rate-borrowed money is therefore considered to approximate the carrying value and is deemed equal to the carrying value. The fair value of borrowed money with short terms (up to one year) is measured at its carrying value, since its fair value approximate carrying value. This fair value is classified into Level 3 if any significant unobservable input is used in its measurement, or otherwise into Level 2.

Derivative Transactions

The fair values of derivative transactions are classified into Level 1 if their unadjusted quoted prices in active markets are available. These derivative transactions primarily include bonds futures. However, since most derivatives are over-the-counter transactions without published quoted prices, their fair values are measured using valuation techniques such as the present value technique and the option valuation model depending on the type of transaction and the maturity period. The main inputs used in those valuation techniques are interest rate, exchange rate, and volatility, among others. In addition, price adjustments are made based on the credit risk of the counterparty and that of the Bank. The fair values of these transactions are classified into Level 2 if no unobservable inputs are used or if the effect of the unobservable inputs used is insignificant. These transactions primarily include interest rate swaps and forward exchange contracts.

Note 2: Information on financial instruments carried at Level 3 fair value on the consolidated balance sheet

(1) Quantitative information on significant unobservable inputs (March 31, 2022)

Category	Valuation Technique	Significant Unobservable Input	Range of Input	Weighted Average of Input
Securities
Corporate bonds
Private placement bonds	Present value technique	Discount rates	0.2%～1.7%	0.5%
Other
Stock acquisition rights	Option valuation model	Probability of listing	50.0%	50.0%

(2) Reconciliation between opening and closing balances and loss/gain on valuation recognized in profit/loss

(March 31, 2022)

(Millions of Yen)

	Balance at Beginning of Year	Profit/Loss or Other Comprehensive Income		Net Purchases, Sales, Issues and Settle-ments	Transfers into Level 3 Fair Value	Transfers from Level 3 Fair Value	Balance at End of Year	Loss/Gain on Valuation of Financial Assets/Liabilities Recorded in Loss/Profit and Held on the Consolidated Balance Sheet Date
		Recorded in Profit/Loss	Recorded in Other Compre-hensive Income (*)
Securities
Available-for-sale securities
Private placement bonds	30,289	―	△53	1,194	―	―	31,430	―
Securitized products (beneficial interests in trust	8,709	△3	△381	99,704	―	―	108,028	―
Stock acquisition rights	―	―	△0	25	―	―	25	―

(*) Included in “Gain on fund management” in the consolidated statements of income.

(3) Description of process of fair value measurement

The Group has established policies and procedures for fair value measurement in middle departments and back-end departments. Once a fair value is measured, verification is performed of: the validity of the valuation techniques and inputs used in the measurement of the fair value; and the appropriateness of the classification of the fair value.

In calculating fair values, valuation models are used that most appropriately reflect the nature, characteristics and risks of the individual assets. Furthermore, when quoted prices obtained from a third party are used, the validity of these prices are verified by such appropriate methods as checking the valuation techniques and inputs being used and/or comparing the resulting fair values with fair values of similar financial instruments.

(4) Description of the impact of changes in significant unobservable inputs on fair values

The significant unobservable inputs used in the measurement of fair values of securitized products (beneficial interests in trust) are probability of default, loss given default, and prepayment rate. Significant increase (or decrease) in probability of default or loss given default will result in significant decrease (or increase) in fair values, whereas significant change in prepayment rate will result in significant decrease (or increase) in fair values, depending on the structure of the financial instrument.

The significant unobservable input used in the measurement of fair values of private placement bonds is discount rate. The discount rate is calculated according to the internal rating of the issuer, the remaining term, and the coverage ratio. Significant increase (decrease) in discount rate will result in significant decrease (increase) in fair values.

Probability of listing is the significant unobservable input used to calculate the fair value of share acquisition rights. A significant increase (decrease) in probability of listing will result in a significant increase (decrease) in fair value.

Note 3: Stocks and others without quoted market prices and investments in partnerships are carried as follows on the consolidated balance sheet. They are not included in “Available-for-sale securities” in the financial statements disclosed under the heading, “Fair values of financial instruments and a breakdown by level of the fair values of financial instruments” above.

(Millions of Yen)
Category	Carrying Value
Unlisted stocks (*1) (*2)	6,874
Investments in partnerships and others (*3)	67,641

(*1) Unlisted stocks are not included in the disclosure of fair value in accordance with Paragraph 5 of the “Implementation Guidance on Disclosures about Fair Value of Financial Instruments” (ASBJ Guidance No. 19, March 31, 2020).

(*2) The impairment losses on unlisted stocks for the current consolidated fiscal year were ¥123 million.

(*3) Investments in partnerships and others principally include investment partnerships. These are not included in the disclosure of fair value in accordance with Paragraph 27 of the “Implementation Guidance on Disclosures about Fair Value of Financial Instruments

These investments in partnerships and others include the investments in non-consolidated subsidiaries of ¥2,572 million, among others.

(Tax Effect Accounting)

A breakdown of deferred tax assets and deferred tax liabilities by major cause is as follows:

(Millions of Yen)
Deferred tax assets
Allowance for loan losses	15,197
Retirement benefit liability	5,000
Redemption of securities	4,190
Others	10,876
Subtotal deferred tax assets	35,265
Valuation allowance	△5,091
Total deferred tax assets	30,173
Deferred tax liabilities
Valuation difference on available-for-sale securities	△80,229
Gains on contribution of securities to retirement benefit trust	△5,079
Securities returned from retirement benefit trust	△2,724
Others	△2,833
Total deferred tax liabilities	△90,867
Net deferred tax liabilities	△60,693

(Per Share Information)

Net assets per share	¥1,925.98
Net income attributable to owners of the parent	¥73.27

(Stock Options)

1. Amount of expenses and account items related to stock options for the current consolidated fiscal year

Not applicable.

2. Details of stock options, volume of stock option activity, and changes thereto

(1) Details of stock options

	2007 Stock Option	2008 Stock Option	2009 Stock Option	2010 Stock Option	2011 Stock Option
Category and number of persons granted	8 directors of the Bank	8 directors of the Bank	8 directors of the Bank	8 directors of the Bank	8 directors of the Bank
Number of stock options by share class (Note)	67,000 common shares	66,000 common shares	89,000 common shares	100,000 common shares	100,000 common shares
Date of grant	July 27, 2007	July 18, 2008	July 24, 2009	July 23, 2010	July 22, 2011
Vesting conditions	No vesting conditions	No vesting conditions	No vesting conditions	No vesting conditions	No vesting conditions
Requisite service period	No requisite service period	No requisite service period	No requisite service period	No requisite service period	No requisite service period
Exercise period	From July 28, 2007 to July 27, 2032	From July 19, 2008 to July 18, 2033	From July 25, 2009 to July 24, 2034	From July 24, 2010 to July 23, 2035	From July 23, 2011 to July 22, 2036

	2012 Stock Option	2013 Stock Option	2014 Stock Option	2015 Stock Option	2016 Stock Option
Category and number of persons granted	8 directors of the Bank	8 directors of the Bank	8 directors of the Bank	7 directors of the Bank	7 directors of the Bank
Number of stock options by share class (Note)	100,000 common shares	88,000 common shares	92,000 common shares	37,000 common shares	50,000 common shares
Date of grant	July 24, 2012	July 23, 2013	July 22, 2014	July 21, 2015	July 19, 2016
Vesting conditions	No vesting conditions	No vesting conditions	No vesting conditions	No vesting conditions	No vesting conditions
Requisite service period	No requisite service period	No requisite service period	No requisite service period	No requisite service period	No requisite service period
Exercise period	From July 25, 2012 to July 24, 2037	From July 24, 2013 to July 23, 2038	From July 23, 2014 to July 22, 2039	From July 22, 2015 to July 21, 2040	From July 20, 2016 to July 19, 2041

	2017 Stock Option	2018 Stock Option	2019 Stock Option
Category and number of persons granted	7 directors of the Bank	7 directors of the Bank	7 directors of the Bank
Number of stock options by share class (Note)	50,000 common shares	50,000 common shares	50,000 common shares
Date of grant	July 18, 2017	July 17, 2018	July 16, 2019
Vesting conditions	No vesting conditions	No vesting conditions	No vesting conditions
Requisite service period	No requisite service period	No requisite service period	No requisite service period
Exercise period	From July 19, 2017 to July 18, 2042	From July 18, 2018 to July 17, 2043	From July 17, 2019 to July 16, 2044

Note: Number of stock options has been converted and stated as number of shares.

(2) Volume of stock option activity and changes thereto

- Number of stock options

	2007 Stock Option	2008 Stock Option	2009 Stock Option	2010 Stock Option	2011 Stock Option
Before vesting
At end of previous consolidated fiscal year	―	―	―	―	―
Granted	―	―	―	―	―
Forfeited	―	―	―	―	―
Vested	―	―	―	―	―
Yet to be vested	―	―	―	―	―
After vesting
At end of previous consolidated fiscal year	13,000 shares	13,000 shares	20,000 shares	27,000 shares	27,000 shares
Vested	―	―	―	―	―
Exercised	―	―	―	―	―
Forfeited	―	―	―	―	―
Yet to be exercised	13,000 shares	13,000 shares	20,000 shares	27,000 shares	27,000 shares

	2012 Stock Option	2013 Stock Option	2014 Stock Option	2015 Stock Option	2016 Stock Option
Before vesting
At end of previous consolidated fiscal year	―	―	―	―	―
Granted	―	―	―	―	―
Forfeited	―	―	―	―	―
Vested	―	―	―	―	―
Yet to be vested	―	―	―	―	―
After vesting
At end of previous consolidated fiscal year	30,000 shares	22,000 shares	48,000 shares	22,000 shares	30,000 shares
Vested	―	―	―	―	―
Exercised	―	―	―	―	―
Forfeited	―	―	―	―	―
Yet to be exercised	30,000 shares	22,000 shares	48,000 shares	22,000 shares	30,000 shares

	2017 Stock Option	2018 Stock Option	2019 Stock Option
Before vesting
At end of previous consolidated fiscal year	―	―	―
Granted	―	―	―
Forfeited	―	―	―
Vested	―	―	―
Yet to be vested	―	―	―
After vesting
At end of previous consolidated fiscal year	38,000 shares	37,700 shares	38,500 shares
Vested	―	―	―
Exercised	5,000 shares	5,600 shares	4,500 shares
Forfeited	―	―	―
Yet to be exercised	33,000 shares	32,100 shares	34,000 shares

- Unit price information

	2007 Stock Option	2008 Stock Option	2009 Stock Option	2010 Stock Option	2011 Stock Option
Exercise price	¥1	¥1	¥1	¥1	¥1
Average share price at exercise	―	―	―	―	―
Fair unit value on grant date (Note)	¥1,153	¥1,057	¥875	¥704	¥709

	2012 Stock Option	2013 Stock Option	2014 Stock Option	2015 Stock Option	2016 Stock Option
Exercise price	¥1	¥1	¥1	¥1	¥1
Average share price at exercise	―	―	―	―	―
Fair unit value on grant date (Note)	¥743	¥1,135	¥1,079	¥1,351	¥730

	2017 Stock Option	2018 Stock Option	2019 Stock Option
Exercise price	¥1	¥1	¥1
Average share price at exercise	¥883	¥883	¥883
Fair unit value on grant date (Note)	¥899	¥888	¥733

Note: Fair unit value has been converted and stated as value per share.